Filed Pursuant to Rule 424(b)(3) Registration No. 333-213477
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 5, 2016
PROSPECTUS SUPPLEMENT
(To Prospectus dated September 2, 2016)
$                     s
$                        % SENIOR NOTES DUE 2021
$                        % SENIOR NOTES DUE 2023
$                        % SENIOR NOTES DUE 2027
$                        % SENIOR NOTES DUE 2046
____________________________
We are offering $                  aggregate principal amount of       % Senior Notes due 2021 (the "2021 Notes"), $                  aggregate principal amount of       % Senior Notes due 2023 (the "2023 Notes"), $                  aggregate principal amount of       % Senior Notes due 2027 (the "2027 Notes") and $                 aggregate principal amount of       % Senior Notes due 2046 (the "2046 Notes" and, together with the 2021 Notes, the 2023 Notes and the 2027 Notes, the "Notes"). Interest on the Notes will accrue from           , 2016. We will pay interest on the notes semi-annually in arrears on        and        of each year, beginning on           , 2017. The 2021 Notes will mature on         , 2021, the 2023 Notes will mature on         , 2023, the 2027 Notes will mature on         , 2027, and the 2046 Notes will mature on         , 2046.
On November 21, 2016, we entered into an Agreement and Plan of Merger with Bai Brands LLC ("Bai") and Superfruit Merger Sub, LLC (the "Merger Agreement"), pursuant to which we agreed, subject to the terms and conditions thereof, to acquire Bai (the "Merger"). If we do not consummate the Merger on or prior to December     , 2017, or if the Merger Agreement is terminated on or prior to such date, we will be required to redeem each series of Notes at a redemption price equal to 101% of the principal amount of the applicable series of Notes plus accrued and unpaid interest to the redemption date. See "Description of the Notes—Special Mandatory Redemption."
We may redeem any series of the Notes in whole or in part at the applicable redemption price set forth under "Description of the Notes—Optional Redemption." If we experience a change of control triggering event, we may be required to offer to repurchase each series of Notes from holders.
The Notes will be fully and unconditionally guaranteed by our existing and future subsidiaries that guarantee any of our other indebtedness. At the time of issuance, the Notes will be guaranteed by all of our domestic subsidiaries (except one immaterial subsidiary associated with charitable purposes).
The Notes will be our unsecured and unsubordinated obligations and will rank equally with all of our current and future unsecured and unsubordinated indebtedness. Each of the subsidiary guarantees will be an unsecured and unsubordinated obligation of the subsidiary guarantor providing such subsidiary guarantee and will rank equally with such subsidiary guarantor’s current and future unsecured and unsubordinated indebtedness.
See "Risk Factors" beginning on page S-11 for a discussion of certain risks that you should consider in connection with an investment in the Notes.
____________________________

Per		Per		Per		Per
2021 Note	Total	2023 Note	Total	2027 Note	Total	2046 Note	Total
Public offering price(1)%	$	%	$	%	$	%	$
Underwriting discount %	$	%	$	%	$	%	$
Proceeds, before expenses, to us(1)%	$	%	$	%	$	%	$
____________________________
(1) Plus accrued interest, if any, from           , 2016, if settlement occurs after that date.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the Notes to purchasers through the book-entry delivery system of The Depository Trust Company and its participants, including Clearstream Banking, S.A., and Euroclear Bank SA/NV, on or about           , 2016.
____________________________
Joint Book-Running Managers

Credit Suisse	BofA Merrill Lynch	Morgan Stanley

Deutsche Bank Securities
____________________________
The date of this prospectus supplement is December     , 2016.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date subsequent to the date of such information.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of the Notes. The second part is the prospectus dated September 2, 2016, which is part of our Registration Statement on Form S-3.
This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will control and will supersede that information in the accompanying prospectus.
It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized in making your investment decision. You should also read and consider the information in the documents to which we have referred you in "Incorporation by Reference" in this prospectus supplement and "Where You Can Find More Information" in the accompanying prospectus.
No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized is correct as of any time subsequent to the date of such information. Our business, prospects and consolidated financial condition may have changed since that date.
The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized and the offering of the Notes in certain jurisdictions may be restricted by law. This prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized do not constitute an offer, or an invitation on our behalf or the underwriters or any of them, to subscribe to or purchase any of the Notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See "Underwriting" in this prospectus supplement.
In this prospectus supplement and the accompanying prospectus, unless otherwise stated, references to "DPS," "the Company," "we," "us" and "our" refer to Dr Pepper Snapple Group, Inc. and all entities included in its consolidated financial statements, except where otherwise indicated or the context otherwise requires.

S-ii

INCORPORATION BY REFERENCE
Information incorporated by reference herein is deemed to be part of this prospectus supplement, except for any information superseded by information in this prospectus supplement. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the Securities and Exchange Commission (the "SEC") will automatically update and supersede this information. This prospectus supplement incorporates by reference the following documents (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016; and

•
our Current Reports on Form 8-K filed with the SEC on January 25, 2016, February 11, 2016, May 19, 2016, May 20, 2016, August 11, 2016, September 8, 2016, September 16, 2016, September 22, 2016, November 16, 2016, November 22, 2016 and November 23, 2016, in each case other than information furnished under Items 2.02 or 7.01 of Form 8-K.

In addition, any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) prior to the time of the offering to which this prospectus supplement relates is completed will be incorporated by reference.
You may obtain without charge a copy of documents that are incorporated by reference in this prospectus supplement by requesting them in writing at the following address: Dr Pepper Snapple Group, Inc., 5301 Legacy Drive, Plano, Texas 75024, Attn: Investor Relations. Our telephone number at such address is (972) 673-7000. Alternatively, these documents may also be accessed through the Investors section of our website at www.drpeppersnapplegroup.com. Information contained on our website is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement. Any reports or documents we file with the SEC also may be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of these reports or other documents may be obtained at prescribed rates from the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. For further information about the Public Reference Section, call 1-800-SEC-0330. Such materials may also be accessed electronically by means of the SEC's home page on the Internet (http://www.sec.gov).

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus we have authorized contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act, in particular, statements about future events, future financial performance, plans, strategies, expectations, prospects, competitive environment, regulation and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "may," "will," "expect," "anticipate," "believe," "estimate," "plan," "intend" or the negative of these terms or similar expressions. We have based these forward-looking statements on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, as well as a variety of other risks, uncertainties and other factors, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements.
Forward-looking statements represent our estimates and assumptions only as of the date on which they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, except to the extent required by applicable securities laws. All forward-looking statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or any free writing prospectus we have authorized are qualified in their entirety by reference to the factors discussed in Item 1A under "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2015, and our other filings with the SEC. These risk factors may not be exhaustive as we operate in a continually changing business environment with new risks emerging from time to time that we are unable to predict or that we currently do not expect to have a material adverse effect on our business. You should carefully read those reports in their entirety as they contain important information about our business and the risks we face.

S-iii

Our forward-looking statements are subject to risks and uncertainties, including:

•	changes in consumer preferences, trends and health concerns;

•	the highly competitive markets in which we operate and our ability to compete with companies that have significant financial resources;

•	maintaining our relationships with our large retail customers;

•	dependence on third party bottling and distribution companies;

•	changes in the cost of commodities used in our business;

•	the impact of new or proposed beverage taxes or regulations on our business;

•	our ability to consummate the Merger and the successful integration of Bai;

•	future impairment of our goodwill and other intangible assets;

•	increases in the cost of employee benefits;

•	fluctuations in foreign currency exchange rates;

•	recession, financial and credit market disruptions and other economic conditions;

•	the need to service our debt;

•	disruptions to our information systems and third-party service providers;

•	litigation claims or legal proceedings against us;

•	shortages of materials used in our business;

•	substantial disruption at our manufacturing or distribution facilities;

•	failure to comply with governmental regulations in the countries in which we operate;

•	weather, climate changes and the availability of water;

•	our products meeting health and safety standards or contamination of our products;

•	fluctuations in our tax obligations;

•	strikes or work stoppages;

•	infringement of our intellectual property rights by third parties, intellectual property claims against us or adverse events regarding licensed intellectual property;

•	the need for substantial investment and restructuring at our manufacturing, distribution and other facilities;

•	maintaining our relationships with our allied brand owners; and

•	our ability to retain or recruit qualified personnel.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about DPS and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase the Notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized and the documents that we have filed with the SEC that are incorporated by reference herein or therein prior to deciding whether to purchase the Notes.

ABOUT DR PEPPER SNAPPLE GROUP, INC.
Our Company
Dr Pepper Snapple Group, Inc. is a leading integrated brand owner, manufacturer and distributor of non-alcoholic beverages in the United States ("U.S."), Canada and Mexico with a diverse portfolio of flavored (non-cola) carbonated soft drinks ("CSDs") and non-carbonated beverages ("NCBs"), including ready-to-drink teas, juices, juice drinks, water and mixers. We have some of the most recognized beverage brands in North America, with significant consumer awareness levels and long histories that evoke strong emotional connections with consumers. Our brand portfolio includes popular CSD brands such as Dr Pepper, Canada Dry, Peñafiel, Squirt, 7UP, Crush, A&W, Sunkist soda and Schweppes, and NCB brands such as Snapple, Hawaiian Punch, Mott's, Clamato, Mr & Mrs T mixers and Rose's. We recognized net sales from the shipment of 1.6 billion equivalent 288 fluid ounce cases in 2015.
The following provides highlights about our company as of December 31, 2015:

•	#1 flavored CSD company(1) in the U.S.
•	Approximately 84% of our bottler case sales ("BCS") volume from brands that are either #1 or #2 in their category(1)
•	#3 North American liquid refreshment beverage ("LRB") business(1)
•	$6.3 billion of net sales in 2015 from the U.S. (89%), Mexico and the Caribbean (8%) and Canada (3%)
_____________________________________________________
(1) Measured by retail sales, as reported by The Nielsen Company ("Nielsen").
Merger with Bai
On November 21, 2016, we entered into the Merger Agreement with Bai, pursuant to which we agreed to acquire Bai for a cash purchase price of $1.7 billion. The Merger is expected to close in the first quarter 2017, subject to certain closing conditions. Following the closing, Bai's results will be included in our Warehouse Direct delivery system ("WD") reporting unit under our Packaged Beverages operating segment. There can be no assurance that the Merger will close on the expected timeframe or at all.
We intend to fund the Merger with the net proceeds from this offering and the issuance of unsecured commercial paper notes ("Commercial Paper") on a private placement basis under our existing commercial paper program. Refer to “Use of Proceeds” for further information.
The closing of this offering is not conditioned on, nor is it a condition to, the consummation of the Merger. If the Merger is delayed, not consummated or consummated in a manner different than described herein, the trading prices of the Notes may decline. However, if the Merger is not consummated on or prior to  December     , 2017 (the first anniversary of the issue date of the Notes) or if the Merger Agreement is terminated on or prior to December     , 2017, then we will redeem each series of Notes at a redemption price equal to 101% of the principal amount of the applicable series of Notes, plus accrued and unpaid interest to the date of such special mandatory redemption.  If the Merger is not consummated, we intend to use the net proceeds from this offering to partially redeem each series of Notes.  See "Description of the Notes—Special Mandatory Redemption."

About Bai
Bai is an innovative beverage company located in Hamilton, New Jersey. Its Bai and Bai Bubbles lines offer fresh fruit flavor and antioxidants with no artificial sweeteners and only 5 calories and 1 gram of sugar per serving. Bai also produces Antiwater, an antioxidant-infused, super-purified bottled water. The company was founded by 20-year beverage industry veteran Ben Weiss in 2009 and has grown rapidly with its products now distributed by us. Bai Brands was named one of Inc.’s 500 fastest-growing private companies in 2014, as well as one of America’s 20 Most Promising Companies by Forbes in 2015.
Our Strengths and Strategy

The key strengths of our business are:

•	Strong portfolio of leading, consumer-preferred brands;

•	Integrated business model;

•	Strong customer relationships;

•	Attractive positioning within a large and profitable market;

•	Broad geographic manufacturing and distribution coverage;

•	Strong operating margins and stable cash flows; and

•	Experienced executive management team.

The key elements of our strategy are to:

•	Build our brands;

•	Execute with excellence; and

•	Rapid Continuous Improvement.
Our Business Operations
As of December 31, 2015, our operating structure consisted of three business segments: Beverage Concentrates, Packaged Beverages and Latin America Beverages.
Beverage Concentrates
Our Beverage Concentrates segment is principally a brand ownership business. In this segment we manufacture and sell beverage concentrates in the U.S. and Canada. Most of the brands in this segment are CSD brands. In 2015, our Beverage Concentrates segment had net sales of approximately $1.241 billion. Key brands include Dr Pepper, Canada Dry, Crush, Schweppes, Sunkist soda, 7UP, A&W, Sun Drop, RC Cola, Squirt, Diet Rite, Vernors and the concentrate form of Hawaiian Punch.
We are the industry leader in flavored CSDs with a 38.8% market share in the U.S. for 2015 (as measured by retail sales) according to Nielsen. We are also the third largest CSD brand owner as measured by 2015 retail sales in the U.S. and Canada and we own a leading brand in most of the CSD categories in which we compete.
Almost all of our beverage concentrates are manufactured at our plant in St. Louis, Missouri.
Beverage concentrates are shipped to third party bottlers, as well as to our own manufacturing systems, who combine them with carbonation, water, sweeteners and other ingredients, package the combined product in PET containers, glass bottles and aluminum cans, and sell them as a finished beverage to retailers. Beverage concentrates are also manufactured into syrup, which is shipped to fountain customers, such as fast food restaurants, who mix the syrup with water and carbonation to create a finished beverage at the point of sale to consumers. Dr Pepper represents most of our fountain channel volume. Concentrate prices historically have been reviewed and adjusted at least on an annual basis.

Our Beverage Concentrates brands are sold by our bottlers, including our own Packaged Beverages segment, through all major retail channels including supermarkets, fountains, mass merchandisers, club stores, vending machines, convenience stores, gas stations, small groceries, drug chains and dollar stores. Unlike the majority of our other CSD brands, 58% of Dr Pepper volumes are distributed through The Coca-Cola Company ("Coca-Cola") and PepsiCo, Inc. ("PepsiCo") affiliated bottler systems.
PepsiCo and Coca-Cola were the two largest customers of the Beverage Concentrates segment, and constituted approximately 26% and 20%, respectively, of the segment's net sales during 2015.
Packaged Beverages
Our Packaged Beverages segment is principally a brand ownership, manufacturing and distribution business. In this segment, we primarily manufacture and distribute packaged beverages and other products, including our brands, third party owned brands and certain private label beverages, in the U.S. and Canada. In 2015, our Packaged Beverages segment had net sales of approximately $4.544 billion. Key NCB brands in this segment include Snapple, Hawaiian Punch, Mott's, Clamato, Yoo-Hoo, FIJI mineral water, Deja Blue, AriZona tea, ReaLemon, Mr and Mrs T mixers, Vita Coco coconut water, Nantucket Nectars, Mistic, Garden Cocktail, Bai brands and Rose's. Key CSD brands in this segment include 7UP, Dr Pepper, A&W, Canada Dry, Sunkist soda, Squirt, RC Cola, Big Red, Vernors, Diet Rite and Sun Drop.
Approximately 81% of our 2015 Packaged Beverages net sales of branded products came from our own brands, with the remaining from the distribution of third party brands such as Big Red, FIJI mineral water, AriZona tea, Vita Coco coconut water, Bai brands, Neuro drinks, Sparkling Fruit2O, Body Armor and Hydrive energy drinks. Although the majority of our Packaged Beverages' net sales relate to our brands, we also provide a route-to-market for these third party brand owners seeking effective distribution for their new and emerging brands. These brands give us exposure in certain markets to fast growing segments of the beverage industry with minimal capital investment. A portion of our sales also comes from bottling beverages and other products for private label owners or others, which is also referred to as contract manufacturing.
Our Packaged Beverages products are manufactured in multiple facilities across the U.S. and are sold or distributed to retailers and their warehouses by our own distribution network or by third party distributors. The raw materials used to manufacture our products include aluminum cans and ends, glass bottles, PET bottles and caps, paper products, sweeteners, juices, water and other ingredients.
We sell our Packaged Beverages products both through our Direct Store Delivery system ("DSD") and WD, both of which include the sales to all major retail channels, including supermarkets, fountains, mass merchandisers, club stores, vending machines, convenience stores, gas stations, small groceries, drug chains and dollar stores.
In 2015, Wal-Mart Stores, Inc. ("WalMart"), the largest customer of our Packaged Beverages segment, accounted for approximately 16% of our net sales in this segment.
Latin America Beverages
Our Latin America Beverages segment is a brand ownership, manufacturing and distribution business. This segment participates mainly in the carbonated mineral water, flavored CSD, bottled water and vegetable juice categories, with particular strength in carbonated mineral water, vegetable juice categories and grapefruit flavored CSDs. In 2015, our Latin America Beverages segment had net sales of $497 million, with our operations in Mexico representing approximately 90% of the net sales of this segment. Key brands include Peñafiel, Squirt, Aguafiel, Clamato and Crush.
In Mexico, we manufacture and distribute our products through our bottling operations and third party bottlers and distributors. We sell our finished beverages through all major Mexican retail channels, including "mom and pop" stores, supermarkets, hypermarkets, convenience stores and on-premise channels. In the Caribbean, we distribute our products through third party bottlers and distributors. We have also begun to distribute certain products in other international jurisdictions through various third party bottlers and distributors.
In 2015, OXXO and Walmart, the largest customers of our Latin America Beverages segment, accounted for approximately 11% and 10% of our net sales in this segment, respectively.

Bottler and Distributor Agreements
In the U.S. and Canada, we generally grant perpetual, exclusive licenses for CSD brands and packages to bottlers for specific geographic areas. Many of our brands, such as Snapple, Mistic, Nantucket Nectars, Yoo-Hoo and Orangina, are licensed for distribution in various territories to bottlers and a number of smaller distributors such as beer wholesalers, wine and spirit distributors, independent distributors and retail brokers. These agreements prohibit bottlers and distributors from selling the licensed products outside their exclusive territory and selling any imitative products in that territory. Generally, we may terminate bottling and distribution agreements only for cause, change in control or breach of agreement and the bottler or distributor may terminate without cause upon giving certain specified notice and complying with other applicable conditions. Fountain agreements for bottlers generally are not exclusive for a territory, but do restrict bottlers from carrying imitative product in the territory.
The following chart details the distribution sources of our total 288 fluid ounce cases sold in the U.S. in 2015:
Agreements with PepsiCo and Coca-Cola
On February 26, 2010, we completed the licensing of certain brands to PepsiCo following PepsiCo's acquisition of Pepsi Bottling Group and PepsiAmericas, Inc. The agreements have an initial period of 20 years with automatic 20-year renewal periods and require PepsiCo to meet certain performance conditions.
On October 4, 2010, we completed the licensing of certain brands to Coca-Cola following Coca-Cola's acquisition of Coca-Cola Enterprises' North American Bottling Business and executed separate agreements pursuant to which Coca-Cola began offering Dr Pepper and Diet Dr Pepper in local fountain accounts and its Freestyle fountain program. The agreements have an initial period of 20 years with automatic 20-year renewal periods and require Coca-Cola to meet certain performance conditions. Coca-Cola has re-licensed certain territory rights for the distribution, promotion, marketing and sale of its licensed beverage products to other independent Coca-Cola bottlers. In connection with those transactions, we have also re-licensed many of our products to those independent bottlers for those same territories.
Under a separate agreement, Coca-Cola has agreed to include Dr Pepper and Diet Dr Pepper brands in its Freestyle fountain program. The Freestyle fountain program agreement has a period of 20 years.
History of Our Business
We have built our business over the last three decades through a series of strategic acquisitions. In the 1980s through the mid-1990s, we began building on our then-existing Schweppes business by adding brands such as Mott's, Canada Dry and A&W and a license for Sunkist soda. We also acquired the Peñafiel business in Mexico. In 1995, we acquired Dr Pepper/Seven Up, Inc., having previously made minority investments in the company. In 1999, we acquired a 40% interest in Dr Pepper/Seven Up Bottling Group, Inc. ("DPSUBG"), which was then our largest independent bottler, and increased our interest to 45% in 2005. In 2000, we acquired Snapple and other brands, significantly increasing our share of the U.S. NCB market segment. During 2006 and 2007, we acquired the remaining 55% of DPSUBG and several smaller bottlers and integrated them into our Packaged Beverages segment, thereby expanding our geographic coverage.
We were incorporated in Delaware on October 24, 2007. In 2008, Cadbury Schweppes plc ("Cadbury") separated its beverage business in the U.S., Canada, Mexico and the Caribbean (the "Americas Beverages business") from its global confectionery business by contributing the subsidiaries that operated its Americas Beverages business to us.

THE OFFERING
The following summary describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. See "Description of the Notes" for a more detailed description of the terms and conditions of the Notes.
 All references to "we" and the "Company" in this "Prospectus Supplement Summary—The Offering" section refer to only Dr Pepper Snapple Group, Inc. and not its subsidiaries.

Issuer	Dr Pepper Snapple Group, Inc.
Securities Offered	$ aggregate principal amount of % Senior Notes due 2021 (the "2021 Notes").
$ aggregate principal amount of % Senior Notes due 2023 (the "2023 Notes").
$ aggregate principal amount of % Senior Notes due 2027 (the "2027 Notes").
$ aggregate principal amount of % Senior Notes due 2046 (the "2046 Notes" and, together with the 2021 Notes, the 2023 Notes and the 2027 Notes, the "Notes").
Maturity	The 2021 Notes will mature on , 2021, the 2023 Notes will mature on , 2023, the 2027 Notes will mature on , 2027 and the 2046 Notes will mature on , 2046.
Interest
Interest on the Notes will accrue from December     , 2016 at the rate of       % per year, in the case of the 2021 Notes,       % per year, in the case of the 2023 Notes,       % per year, in the case of the 2027 Notes, and       % per year, in the case of the 2046 Notes. Interest on the Notes will be payable on        and        of each year, beginning on           , 2017.

Optional Redemption
We may redeem the 2021 Notes, in whole or in part, at any time prior to         , 2021 (one month prior to the maturity date of the 2021 Notes), the 2023 Notes, in whole or in part, at any time prior to         , 2023 (two months prior to the maturity date of the 2023 Notes), the 2027 Notes, in whole or in part, at any time prior to         , 2027 (three months prior to the maturity date of the 2027 Notes) and the 2046 Notes, in whole or in part, at any time prior to         , 2046 (six months prior to the maturity date of the 2046 Notes), in each case, at our option, at a redemption price equal to the greater of:

• 100% of the principal amount of the Notes being redeemed; and
•
the sum of the present value of the Remaining Scheduled Payments (as defined herein) of the Notes being redeemed discounted to the redemption date on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate (as defined herein) plus     basis points in the case of the 2021 Notes,     basis points in the case of the 2023 Notes,     basis points in the case of the 2027 Notes and     basis points in the case of the 2046 Notes;

plus, in each case, accrued and unpaid interest to the redemption date.

In addition, at any time on or after         , 2021 (one month prior to the maturity date of the 2021 Notes), on or after         , 2023 (two months prior to the maturity date of the 2023 Notes), on or after         , 2027 (three months prior to the maturity date of the 2027 Notes) and on or after         , 2046 (six months prior to the maturity date of the 2046 Notes), we may redeem the 2021 Notes, the 2023 Notes, the 2027 Notes or the 2046 Notes, respectively, in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the 2021 Notes, the 2023 Notes, the 2027 Notes or the 2046 Notes, as applicable, being redeemed plus accrued and unpaid interest to the redemption date.

See "Description of the Notes—Optional Redemption."
Offer to Repurchase Upon Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event (as defined herein), we will be required, unless we have exercised our right to redeem the Notes or have initiated a Special Mandatory Redemption (as defined herein), within a specified period, to make an offer to repurchase all of each series of Notes at a price equal to 101% of the principal amount, plus any accrued and unpaid interest to the date of repurchase. See "Description of the Notes—Offer to Repurchase Upon a Change of Control Triggering Event."

Special Mandatory Redemption
If the Merger is not consummated on or prior to December , 2017 (the first anniversary of the issue date of the Notes) or if the Merger Agreement is terminated on or prior to December , 2017, we will be required to redeem each series of Notes at a redemption price equal to 101% of the principal amount of the applicable series of Notes, plus accrued and unpaid interest to the date of such special mandatory redemption. See "Description of the Notes—Special Mandatory Redemption."

Guarantees
The Notes will be fully and unconditionally guaranteed by our existing and future subsidiaries that guarantee any of our other indebtedness. At the time of issuance, the Notes will be guaranteed by all of our domestic subsidiaries (except one immaterial subsidiary associated with charitable purposes).

Ranking
The Notes will be our unsecured and unsubordinated obligations and will rank equally with all of our current and future unsecured and unsubordinated indebtedness, including any borrowings under our senior credit facility, and senior to all of our future subordinated debt. Each of the subsidiary guarantees will be the unsecured and unsubordinated obligation of the subsidiary guarantor providing such subsidiary guarantee and will rank equally with all of such subsidiary guarantor’s current and future unsecured and unsubordinated indebtedness, including its guarantee of our senior credit facility, and senior to all of such subsidiary guarantor’s future subordinated debt. The Notes and the subsidiary guarantees will effectively rank junior to any of our or the respective subsidiary guarantors' current and future secured indebtedness to the extent of the value of the assets securing such indebtedness. As of September 30, 2016, neither we nor any of the subsidiary guarantors had any secured indebtedness (other than capital leases).

The Notes will not be guaranteed by all of our subsidiaries and will therefore be effectively subordinated to all existing and future liabilities of our subsidiaries that are not guaranteeing the Notes (excluding any amounts owed by such subsidiaries to us). For the nine months ended September 30, 2016 and for the year ended December 31, 2015, our non-guarantor subsidiaries accounted for $486 million and $633 million, respectively, of our consolidated net sales and $89 million and $113 million, respectively, of our consolidated income from operations. As of September 30, 2016, the total liabilities of our non-guarantor subsidiaries was approximately $118 million, including trade payables, and the total assets of such subsidiaries was approximately $721 million.

Use of Proceeds
We intend to use the net proceeds from this offering, together with the net proceeds from the issuance of Commercial Paper, to fund the Merger. The remaining net proceeds, if any, will be used to fund the costs of the offering and for other general corporate purposes, which may include share repurchases, capital expenditures, working capital, future acquisitions and investments. If the Merger is not consummated, we intend to use the net proceeds to partially fund the Special Mandatory Redemption (as defined herein) of the Notes described herein. Prior to such uses, we intend to invest the net proceeds from this offering in short-term investments.

Certain Covenants	The indenture governing the Notes will, among other things, limit our ability to:
	•	incur indebtedness secured by principal properties;
	•	enter into certain sale and leaseback transactions with respect to principal properties; and
	•	enter into certain mergers, consolidations and transfers of substantially all of our assets.
The above restrictions are subject to significant exceptions. See "Description of the Notes—Certain Covenants."
Form and Denomination
We will issue each series of Notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company ("DTC"). Beneficial interests in each series of Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, S.A., and Euroclear Bank, SA/ NV, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the Notes will not be entitled to have the Notes registered in their names, will not receive or be entitled to receive the Notes in definitive form and will not be considered holders of the Notes under the indenture. The Notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Further Issuances
We may from time to time, without notice to or the consent of the holders of any series of Notes, create and issue additional debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the Notes of a series in all respects, as described under "Description of the Notes—Further Issuances."

Material U.S. Federal Income Tax Considerations
Please see "Material U.S. Federal Income Tax Considerations" for important information regarding material tax considerations relevant to holders of the Notes. Potential investors are also urged to consult their own professional advisers regarding the material tax considerations relevant under the laws of the jurisdictions that apply to them.

Risk Factors	Investing in the Notes involves risks. See "Risk Factors" for a description of certain risks you should particularly consider before investing in the Notes.
Governing Law	The indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.
Trustee	Wells Fargo Bank, N.A.

SUMMARY FINANCIAL INFORMATION
Set forth below is a summary of our consolidated financial information for the periods indicated. The information as of and for the years ended December 31, 2015, 2014 and 2013 has been derived from our audited consolidated financial statements. The information as of and for the nine months ended September 30, 2016 and 2015 has been derived from our unaudited consolidated financial statements and includes all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of this information. Results presented for the nine months ended September 30, 2016 are not necessarily indicative of results to be expected for the full year. You should read the following summary financial information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 incorporated by reference in this prospectus supplement.

	Nine Months Ended
	September 30,		Year Ended December 31,
	2016	2015	2015	2014	2013
	(unaudited)
	(in millions, except per share data)
Statement of Income Data:
Net sales	$4,862	$4,736	$6,282	$6,121	$5,997
Cost of sales	1,955	1,949	2,559	2,491	2,499
Gross profit	2,907	2,787	3,723	3,630	3,498
Selling, general and administrative expenses	1,739	1,730	2,313	2,334	2,272
Income from operations	1,098	976	1,298	1,180	1,046
Interest expense	99	83	117	109	123
Other (income) expense, net(1)	(25)	1	(1)	—	383
Income before provision (benefit) for income taxes and equity in earnings of unconsolidated subsidiaries(1)	1,026	893	1,184	1,073	542
Provision (benefit) for income taxes(1)	343	314	420	371	(81)
Net income	$682	$579	$764	$703	$624
Earnings per common share:
Basic	$3.66	$3.02	$4.00	$3.59	$3.08
Diluted	3.64	3.00	3.97	3.56	3.05
Cash dividends declared per common share	1.59	1.44	1.92	1.64	1.52

	Nine Months Ended
	September 30,		Year Ended December 31,
	2016	2015	2015	2014	2013
	(unaudited)
	(in millions)
Balance Sheet Data (end of period):
Cash and cash equivalents	$620	$207	$911	$237	$153
Total assets	8,673	8,225	8,869	8,265	8,201
Current portion of long-term obligations	368	505	507	3	66
Long-term obligations	2,956	2,130	2,875	2,580	2,508
Other non-current liabilities, including deferred revenue and tax liabilities	2,105	2,309	2,228	2,353	2,386
Total stockholders' equity	2,129	2,197	2,183	2,294	2,277

Statement of Cash Flow Data:
Cash provided by (used in):
Operating activities	$683	$723	$991	$1,022	$866
Investing activities	(119)	(95)	(194)	(185)	(195)
Financing activities	(854)	(648)	(114)	(747)	(880)
Purchases of property, plant & equipment	(110)	(71)	(179)	(170)	(179)
Repurchase of shares of common stock	(460)	(404)	(521)	(400)	(400)
Dividends paid	(288)	(264)	(355)	(317)	(302)
____________________________
(1) Due to the completion of the Internal Revenue Service audit for our 2006-2008 federal income tax returns in August 2013, we recognized an income tax benefit of $463 million primarily related to decreasing our liability for unrecognized tax benefits and $430 million of other expense, net, as we no longer anticipate collecting amounts from Mondelēz International, Inc. ("Mondelēz") under the Tax Sharing and Indemnification Agreement, dated May 1, 2008. Additionally, in June 2013, a bill was enacted by the Canadian government, which reduced amounts amortized for income tax purposes. As a result, we recognized $38 million of indemnity income due to the reduction of our long-term liability to Mondelēz and $50 million of income tax expense for the reduction of our tax assets.
The following table sets forth our ratio of consolidated earnings to fixed charges for the nine months ended September 30, 2016 and the five years ended December 31, 2015, 2014, 2013, 2012 and 2011.

	Nine Months Ended
	September 30,	For the Year Ended December 31,
	2016	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges (1)	10.2x	10.0x	9.6x	4.9x	7.9x	8.1x
____________________________
(1) Earnings represent income before provision for income taxes, equity in earnings of unconsolidated subsidiaries and cumulative effect of changes in accounting policies, plus (1) fixed charges, (2) amortization of capitalized interest, and less (3) capitalized interest. Fixed charges include: (1) interest expense, (2) capitalized interest, and (3) the portion of rental expense which management believes is a reasonable approximation of the interest cost component.

RISK FACTORS
You should carefully consider the following risk factors and the information discussed in Item 1A under "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. The following is not intended as, and should not be construed as, an exhaustive list of relevant risk factors. There may be other risks that a prospective investor should consider that are relevant to its own particular circumstances or generally.
Risks Relating to the Merger
If the Merger does not occur on or prior to the occurrence of a Special Mandatory Redemption Trigger (as defined herein), we will be required to redeem each series of Notes outstanding on the Special Mandatory Redemption Date (as defined herein) at a redemption price equal to 101% of the principal amount of the applicable series of Notes to be redeemed, plus accrued and unpaid interest to the Special Mandatory Redemption Date. As a result, holders of the Notes may not obtain their expected return on the Notes.
We may not consummate the Merger within the expected timeframe or at all. Our ability to consummate the Merger is subject to various closing conditions. If we fail to consummate the Merger on or prior to December     , 2017 (the first anniversary of the issue date of the Notes) or the Merger Agreement is terminated at any time on or prior to such date for any reason, we will be required to redeem each series of Notes at a redemption price equal to 101% of the principal amount of the applicable series of Notes to be redeemed, plus accrued and unpaid interest to the Special Mandatory Redemption Date. If we redeem the Notes pursuant to the Special Mandatory Redemption (as defined herein), holders may not obtain their expected return on the Notes and may not be able to reinvest the proceeds from such Special Mandatory Redemption in an investment that results in a comparable return. In addition, as a result of the Special Mandatory Redemption provisions of the Notes, the trading prices of the Notes may not reflect the financial results of our business or macroeconomic factors. For a description of the Special Mandatory Redemption, see "Description of the Notes—Special Mandatory Redemption."
We are not obligated to place the net proceeds from the sales of the Notes in escrow prior to the closing of the Merger and, as a result, we may not be able to repurchase the Notes upon a Special Mandatory Redemption.
The net proceeds of this offering will not be deposited into an escrow account pending any Special Mandatory Redemption, and the indenture governing the Notes imposes no restrictions on our use of these proceeds during that time. Accordingly, the source of funds for any redemption of Notes upon a Special Mandatory Redemption would be the proceeds that we have voluntarily retained or other sources of liquidity, including available cash, borrowings, sales of assets or sales of equity securities. It is possible that we will not have sufficient financial resources available to satisfy our obligations, if any, to redeem the Notes if we are required to do so pursuant to the Special Mandatory Redemption. Furthermore, our failure to redeem or repurchase the Notes as required under the indenture would result in a default under the indenture, which could result in defaults under certain of our other debt agreements and have material adverse consequences for us and the holders of the Notes.
Financing the Merger will result in an increase in our indebtedness, which could adversely affect us, including by decreasing our business flexibility and increasing our interest expense.
As of September 30, 2016, our consolidated indebtedness was $3.3 billion. We intend to finance a portion of the $1.7 billion purchase price of the Merger with the net proceeds from this offering and the issuance of Commercial Paper. This increase in our indebtedness may, among other things, reduce our flexibility to respond to changing business and economic conditions or to fund capital expenditures or working capital needs. In addition, the amount of cash required to pay interest on our indebtedness following completion of this offering, and thus the demands on our cash resources, will be greater than the amount of cash required to service our indebtedness prior to this offering.
The Merger will significantly increase our goodwill and other intangible assets.
We have a significant amount, and following the Merger will have an additional amount, of goodwill and other intangible assets on our consolidated financial statements that are subject to impairment based upon future adverse changes in our business or prospects. We expect the amount of goodwill and other intangible assets on our consolidated financial statements that would be subject to future impairment to be a significant portion of the purchase price of the Merger. The impairment of any goodwill and other intangible assets may have a negative impact on our consolidated results of operations.

We may be unable to obtain the regulatory approvals required to complete the Merger or, in order to do so, we may be required to satisfy material conditions or comply with material restrictions.
The consummation of the Merger is subject to review and approval by regulatory authorities, including by the United States Department of Justice.  We can provide no assurance that all required regulatory approvals will be obtained in order to consummate the Merger. We have agreed to take all actions necessary, and assist and cooperate with Bai, to avoid or eliminate any legal impediments to the Merger. There can be no assurance as to the cost, scope or impact on our business, results of operations, financial condition or prospects of the actions that may be required to obtain regulatory approvals.  Any such actions could have a material adverse effect on the business of both us and Bai and substantially diminish the synergies and other advantages which we expect from the Merger. If such regulatory authorities require us to divest of any assets, we may not be able to effect any divestitures at an acceptable price or at all.
Risks Related to the Notes and this Offering
We are a holding company and our ability to make payments on our outstanding indebtedness, including the Notes, is dependent upon the receipt of funds from our subsidiaries by way of interest and principal payments on loans due to us, dividends, fees or otherwise.
The Notes are obligations of Dr Pepper Snapple Group, Inc., which is a holding company with no material operating assets, other than the stock of its subsidiaries and loans to subsidiaries. All of Dr Pepper Snapple Group, Inc.'s revenue and cash flow is generated through its subsidiaries. Accordingly, Dr Pepper Snapple Group, Inc.'s ability to make payments on its indebtedness, including the Notes, and to fund its other obligations is dependent not only on the ability of its subsidiaries to generate cash, but also on the ability of its subsidiaries to distribute cash to it in the form of interest and principal payments on loans due to us, dividends, fees or otherwise. Although certain subsidiaries will guarantee Dr Pepper Snapple Group, Inc.'s payment obligations on the Notes, these guarantees may be released under certain circumstances. See "—The Notes are effectively subordinated to the indebtedness of our subsidiaries that are not guaranteeing the Notes" and "Description of the Notes—Guarantees."
The Notes are effectively subordinated to the indebtedness of our subsidiaries that are not guaranteeing the Notes.
We expect that only certain of our subsidiaries will guarantee our payment obligations on the Notes. Our right, and our subsidiary guarantors' right, to participate in any distribution of assets of any non-guarantor subsidiary upon that subsidiary's dissolution, winding-up, liquidation, reorganization or otherwise is subject to the prior claims of the creditors of that subsidiary, except to the extent that we or a subsidiary guarantor is a creditor of the subsidiary and we or such subsidiary guarantor's claims are recognized. Therefore, the Notes will be effectively subordinated to all indebtedness and other obligations of our non-guarantor subsidiaries (excluding any amounts owed by such subsidiaries to us). Our non-guarantor subsidiaries are separate legal entities and have no obligations to pay any amounts due on the Notes. For the nine months ended September 30, 2016 and for the year ended December 31, 2015, our non-guarantor subsidiaries accounted for $486 million and $633 million, respectively, of our consolidated net sales and $89 million and $113 million, respectively, of our consolidated income from operations. As of September 30, 2016, the total liabilities of our non-guarantor subsidiaries was approximately $118 million, including trade payables, and the total assets of such subsidiaries was approximately $721 million.
If the Notes are not guaranteed by any of our subsidiaries, then the Notes will be effectively subordinated to all indebtedness and other obligations of all of our subsidiaries. The indenture governing the Notes does not limit the ability of our subsidiaries to incur additional indebtedness that is equal in right of payment to the Notes.
The Notes and the subsidiary guarantees are not secured by any assets and any secured creditors would have a priority claim on our or the subsidiary guarantor’s assets.
The Notes are not secured by any of our assets and the subsidiary guarantees are not secured by any of the assets of the subsidiary guarantors. The terms of the indenture permit us and our subsidiaries to incur a certain amount of secured indebtedness without equally and ratably securing the Notes. If we or any of the subsidiary guarantors become insolvent or are liquidated, or if payment under any of the agreements governing any secured debt is accelerated, the lenders under our or a subsidiary guarantor’s secured debt agreements, if any, will be entitled to exercise the remedies available to a secured lender. Accordingly, the lenders will have a priority claim on our or the relevant subsidiary guarantor’s assets to the extent of their liens, and it is possible that there will be insufficient assets remaining from which claims of the holders of these Notes can be satisfied. As of September 30, 2016, neither we nor any of the subsidiary guarantors had any secured indebtedness (other than capital leases).

Negative covenants in the indenture offer only limited protection to holders of the Notes.
The indenture governing the Notes will contain negative covenants that apply to us and our subsidiaries. However, the indenture does not:

•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly does not protect holders of the Notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our ability to incur indebtedness that is equal in right of payment to the Notes;

•	restrict our ability to repurchase or prepay our securities; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the Notes.
In addition, the limitation on secured indebtedness covenant in the indenture contains exceptions that will allow us and our subsidiaries to create, grant or incur liens or security interests to secure a certain amount of indebtedness and a variety of other obligations without equally and ratably securing the Notes. See "Description of the Notes—Certain Covenants" for a description of this covenant and related definitions. In light of these exceptions, holders of the Notes may be structurally subordinated to new lenders.
Holders of our existing indebtedness may have superior rights under certain circumstances.
The Company currently has approximately $2.8 billion of senior notes outstanding (the "Outstanding Notes"), approximately $614 million of which are due in 2018 or 2038 (the "2018 and 2038 Notes").  The 2018 and 2038 Notes have the benefit of covenants limiting secured debt and sale and leaseback transactions similar to, but more restrictive than, the limitations on secured debt and sale and leaseback transactions applicable to the Notes, as described below under "Description of the Notes—Certain Covenants". In the event the Company incurs secured debt or enters into a sale and leaseback transaction that is excepted from the covenant protection provided to the holders of the Notes but not the holders of the 2018 and 2038 Notes, the Notes may become effectively subordinated to the claims of the holders of the 2018 and 2038 Notes up to the value of the assets subject to the lien or sale and leaseback transaction. In addition, the Company's senior unsecured credit facility contains a covenant limiting secured debt that is more restrictive than the limitation on secured debt described below under "Description of the Notes—Certain Covenants".
Upon the occurrence of a Change of Control Triggering Event (as defined with respect to the Notes), we will be required to offer to repurchase all of each series of Notes. In addition, upon the occurrence of a change of control triggering event (as defined with respect to each series of the Outstanding Notes), we will be required to offer to repurchase each affected series of the Outstanding Notes. The definition of Change of Control Triggering Event with respect to the Notes is similar, but not identical in one or more respects, to the definitions of change of control triggering event with respect to the various series of Outstanding Notes (other than our 3.40% Senior Notes due 2025 (the "2025 Notes"), 4.50% Senior Notes due 2045 (the "2045 Notes") and 2.55% Senior Notes due 2026 (the "2026 Notes")) and the definition of change of control triggering event varies in certain instances among the various series of Outstanding Notes.  As a result, under certain circumstances, we may be required to make an offer to repurchase one or more series of the Outstanding Notes but not the Notes.
The events of default under the indenture governing the 2018 and 2038 Notes include a default on any of our indebtedness or that of our subsidiaries that have guaranteed the 2018 and 2038 Notes which default results in the acceleration of such indebtedness in an amount in excess of $100 million without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice to us of such default. The indenture governing the Notes does not contain a similar event of default. As a result, if the acceleration of indebtedness described above occurs, the holders of the Notes will not have the right to accelerate the maturity of their Notes even though the holders of the 2018 and 2038 Notes will have that right.

Credit ratings assigned to the Notes may not reflect all risks of your investment in the Notes.
The credit ratings assigned to the Notes are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency's judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency's rating should be evaluated independently of any other agency's rating. Actual or anticipated changes, upgrades or downgrades in the credit ratings assigned to the Notes, including any announcement that such ratings are under further review for an upgrade or downgrade, could affect the market value of the Notes and, in the event of a downgrade, increase our corporate borrowing costs, including with respect to our Outstanding Notes.
Federal and state laws regarding fraudulent conveyance allow courts, under specific circumstances, to void debts, including guarantees, and would require holders of the Notes to return payments received from us or the subsidiary guarantors.
The Notes will be guaranteed by certain of our subsidiaries. If a bankruptcy proceeding or lawsuit were to be initiated by unpaid creditors, the Notes and the subsidiary guarantees of the Notes could come under review for federal or state fraudulent transfer violations. Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, obligations under a note or a guaranty could be voided, or claims in respect of a note or a guaranty could be subordinated to all other debts of the company or guarantor if, among other things, the company or guarantor at the time it incurred the indebtedness evidenced by its note or guaranty:

•	received less than reasonably equivalent value or fair consideration for the incurrence of the debt or guarantee; and

•	one of the following applies:

•	it was insolvent or rendered insolvent by reason of such incurrence;

•	it was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	it intended to incur, or believed that it would incur, debts beyond its ability to pay debts as they mature.
In addition, any payment by the company or guarantor under its note or guarantee could be voided and required to be returned to the company or guarantor, as the case may be, or to a fund for the benefit of the creditors of the debtor or guarantor.
The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, the company or a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We may not have the ability to raise the funds necessary to finance the offer to repurchase the Notes upon a Change of Control Triggering Event.
Upon the occurrence of a Change of Control Triggering Event (as defined with respect to the Notes), we will be required to offer to repurchase all of each series of Notes. In addition, upon the occurrence of a change of control triggering event (as defined with respect to each series of Outstanding Notes), we will be required to offer to repurchase each affected series of Outstanding Notes. The definition of Change of Control Triggering Event with respect to the Notes is similar, but not identical in one or more respects, to the definition of change of control triggering event with respect to the various series of Outstanding Notes (other than the 2025 Notes, the 2045 Notes and the 2026 Notes) and the definition of change of control triggering event varies in certain instances among the various series of Outstanding Notes. We cannot assure you that we will have sufficient funds available to make any required repurchases of the Notes and, if applicable, the Outstanding Notes upon such an event. Any failure to repurchase tendered Notes would constitute a default under the indenture governing the Notes and, if applicable, the indentures governing the Outstanding Notes, which, in turn, would constitute a default under our senior credit facility. A default could result in the declaration of the principal and interest on all the Notes, the Outstanding Notes and our indebtedness outstanding under the senior credit facility to be due and payable. The term "Change of Control Triggering Event" is defined under "Description of the Notes-Offer to Repurchase Upon a Change of Control Triggering Event."
There may not be active trading markets for the Notes.
There are no existing markets for the Notes, and we do not intend to apply for listing of the Notes on any securities exchange or any automated quotation system. Accordingly, trading markets for the Notes may not develop and any markets that develop may not provide sufficient liquidity for the holders to sell their Notes at attractive prices, or at all. Future trading prices of the Notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the Notes and the market for similar securities. Any trading markets that develop would be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the Notes;

•	outstanding amount of the Notes;

•	terms related to optional redemption of the Notes; and

•	level, direction and volatility of market interest rates generally.

USE OF PROCEEDS
The net proceeds to us from the sale of the Notes are expected to be approximately  $          million (after underwriting discounts and our offering expenses). We intend to use the net proceeds from this offering, together with the net proceeds from the issuance of Commercial Paper, to fund the Merger. The remaining net proceeds, if any, will be used to fund the costs of the offering and for other general corporate purposes, which may include share repurchases, capital expenditures, working capital, future acquisitions and investments. If the Merger is not consummated, we intend to use the net proceeds to partially fund the Special Mandatory Redemption (as defined herein) of the Notes described herein. Prior to such uses, we intend to invest the net proceeds from this offering in short-term investments.
If the Merger is not consummated on or prior to December     , 2017 (the first anniversary of the issue date of the Notes) or if the Merger Agreement is terminated at any time on or prior to December     , 2017, we will be required to redeem each series of Notes at a redemption price equal to 101% of the principal amount of the applicable series of Notes, plus accrued and unpaid interest to the date of such Special Mandatory Redemption Date (as defined herein). See "Description of the Notes—Special Mandatory Redemption."

CAPITALIZATION
The following table sets forth, as of September 30, 2016, our consolidated cash and cash equivalents, total debt (at carrying values) and stockholders' equity on an actual basis and as adjusted to give effect to the issuance of the Notes prior to giving effect to the Merger and the intended use of proceeds. See "Use of Proceeds."
The "as adjusted" information is not intended to provide any indication of what our actual financial position, including actual cash balances and borrowings at carrying value, would have been had this offering been completed as of September 30, 2016 or to project our financial position for any future date. You should read this table in conjunction with our consolidated financial statements and the notes thereto, which are incorporated herein by reference.

	September 30, 2016
	Actual	As Adjusted
	(dollars in millions)
Cash and cash equivalents(1)	$620	$
Debt (including current maturities):
Commercial paper(1)	—
6.82% Senior Notes due 2018(1)(2)	724		364
2.60% Senior Notes due 2019(2)	250		250
2.00% Senior Notes due 2020(2)	249		249
3.20% Senior Notes due 2021(2)	255		255
% Senior Notes due 2021 offered hereby	—
2.70% Senior Notes due 2022(2)	273		273
% Senior Notes due 2023 offered hereby	—
3.40% Senior Notes due 2025(2)	495		495
2.55% Senior Notes due 2026(2)	396		396
% Senior Notes due 2027 offered hereby	—
7.45% Senior Notes due 2038(2)	289		289
4.50% Senior Notes due 2045(2)	247		247
% Senior Notes due 2046 offered hereby	—
Capital lease obligations	146		146
Total debt	$3,324	$
Stockholders' equity:
Common stock	$2		$2
Additional paid-in capital	94		94
Retained earnings	2,246		2,246
Accumulated other comprehensive loss	(213)		(213)
Total stockholders' equity	2,129		2,129
Total debt and stockholders' equity	$5,453	$
____________________________

(1)
As adjusted for the net proceeds from this offering, proceeds from the sale of Commercial Paper and the redemption of $360 million of 2018 Notes completed on October 11, 2016 (including the redemption premium, accrued interest and fees and expenses associated with such redemption).

(2)
The carrying amount includes the unamortized discounts and issuance costs on the issuance of debt and adjustments related to the change in the fair value of interest rate swaps designated as fair value hedges on the 2019, 2020, 2021, 2022 and 2038 Notes.

DESCRIPTION OF THE NOTES
In this description, (i) the term "Company" refers to Dr Pepper Snapple Group, Inc. and (ii) the terms "we," "our," and "us" refer to the Company and any of its successors and their respective subsidiaries.
The Company will issue the Notes under an indenture dated as of December 15, 2009 (the “base indenture”), as supplemented by a seventh supplemental indenture establishing the form and terms of the Notes (together with the base indenture, as such may be amended, supplemented or otherwise modified from time to time, the “indenture”) between the Company and Wells Fargo Bank, N.A., as trustee. We have incorporated by reference the base indenture as an exhibit to the registration statement which includes the accompanying prospectus. The terms of the Notes include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
This “Description of the Notes,” together with the “Description of Debt Securities” included in the accompanying prospectus, is intended to be a useful overview of the material provisions of the Notes and the indenture. Since this “Description of the Notes” and the “Description of Debt Securities” is only a summary, you should refer to the indenture for a complete description of the obligations of the Company and your rights as holders of the Notes. Each series of Notes will be a separate series of our “debt securities” (as that term is used in the accompanying prospectus).
General
We will issue four series of Notes. We will issue a total of $                  aggregate principal amount of Notes that will mature on         , 2021, $                  aggregate principal amount of Notes that will mature on         , 2023, $                  aggregate principal amount of Notes that will mature on         , 2027, and $                  aggregate principal amount of Notes that will mature on         , 2046.
The 2021 Notes will bear interest at a rate of       % per year. The 2023 Notes will bear interest at a rate of       % per year. The 2027 Notes will bear interest at a rate of       % per year. The 2046 Notes will bear interest at a rate of       % per year. The first interest payment date on the Notes will be           , 2017. Interest on the Notes is payable semi-annually on        and        to holders of record at the close of business on            and            (whether or not that date is a business day), respectively, immediately preceding such interest payment date, and on the applicable maturity date. Interest on each series of Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.
If any interest payment date would otherwise be a day that is not a business day, that interest payment date will be postponed to the next date that is a business day. If the maturity date of each series of Notes falls on a day that is not a business day, the related payment of principal and interest of that series of Notes will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day. By "business day" we mean a weekday which is not a day when banking institutions in the place of payment are authorized or required by law or regulation to be closed.
Each series of Notes will be available for purchase in denominations of $2,000 and integral multiples of $1,000 in book-entry form only. See "—Book-Entry System; Delivery and Form."
Guarantees
Subject to the limitations described in the accompanying prospectus under the heading "Description of Debt Securities—Subsidiary Guarantees," all of our existing and future subsidiaries that guarantee any of our other indebtedness (the "Subsidiary Guarantors") will, jointly and severally, fully, unconditionally and irrevocably guarantee (the "Subsidiary Guarantees") the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of and interest on the Notes and all of our other monetary obligations under the indenture. At the time of issuance, the Notes will be guaranteed by all of our domestic subsidiaries (except one immaterial subsidiary associated with charitable purposes).
The terms of the guarantees are more fully described in the accompanying prospectus under the heading "Description of Debt Securities—Subsidiary Guarantees."

Ranking
The Notes and the Subsidiary Guarantees will be senior unsecured obligations of the Company and the Subsidiary Guarantors, respectively, and will rank equally in right of payment with all existing and future unsecured and unsubordinated obligations of the Company and the Subsidiary Guarantors, respectively.
The Notes and the Subsidiary Guarantees will effectively rank junior to all existing and future secured indebtedness of the Company and the Subsidiary Guarantors, respectively, to the extent of the value of the assets securing such indebtedness. As of September 30, 2016, the Company and the Subsidiary Guarantors had no secured indebtedness (other than capital leases).
In addition, the Notes will effectively rank junior to all liabilities of the Company's Subsidiaries (as defined herein) that are not guaranteeing the Notes (excluding any amounts owed by such Subsidiaries to the Company). The Company derives a portion of its operating income and cash flow from its investments in its Subsidiaries that will not become Subsidiary Guarantors. Claims of creditors of the Company's Subsidiaries that are not guaranteeing the Notes generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of Company's creditors, including holders of the Notes. Accordingly, the Notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of the Company's Subsidiaries that are not guaranteeing the Notes. For the nine months ended September 30, 2016 and for the year ended December 31, 2015, our non-guarantor subsidiaries accounted for $486 million and $633 million, respectively, of our consolidated net sales and $89 million and $113 million, respectively, of our consolidated income from operations. As of September 30, 2016, the total liabilities of our non-guarantor subsidiaries was approximately $118 million, including trade payables, and the total assets of such subsidiaries was approximately $721 million. See "Risk Factors—The Notes are effectively subordinated to the indebtedness of our subsidiaries that are not guaranteeing the Notes."
Further Issuances
The indenture does not limit the amount of debt securities that we may issue under the indenture and provides that debt securities may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of any series of Notes, issue debt securities having the same terms (except for the issue date, and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the applicable series of Notes. Any additional debt securities having such similar terms, together with the applicable series of Notes, will constitute a single series of securities under the indenture, including for purposes of voting and redemptions. No such additional debt securities may be issued if an "event of default" (as such term is defined in the accompanying prospectus) has occurred and is continuing with respect to the applicable series of Notes.
Optional Redemption
We may redeem the 2021 Notes, in whole or in part, at any time prior to         , 2021 (one month prior to the maturity date of the 2021 Notes), the 2023 Notes, in whole or in part, at any time prior to         , 2023 (two months prior to the maturity date of the 2023 Notes), the 2027 Notes, in whole or in part, at any time prior to         , 2027 (three months prior to the maturity date of the 2027 Notes) and the 2046 Notes, in whole or in part, at any time prior to         , 2046 (six months prior to the maturity date of the 2046 Notes), in each case, at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed; and

•
the sum of the present value of the Remaining Scheduled Payments (as defined herein) of the Notes being redeemed discounted to the redemption date on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate (as defined herein) plus     basis points in the case of the 2021 Notes,     basis points in the case of the 2023 Notes,     basis points in the case of the 2027 Notes and     basis points in the case of the 2046 Notes;

plus, in each case, accrued and unpaid interest to the redemption date.
In addition, at any time on or after         , 2021 (one month prior to the maturity date of the 2021 Notes), on or after         , 2023 (two months prior to the maturity date of the 2023 Notes), on or after         , 2027 (three months prior to the maturity date of the 2027 Notes) and on or after         , 2046 (six months prior to the maturity date of the 2046 Notes), we may redeem the 2021 Notes, the 2023 Notes, the 2027 Notes or the 2046 Notes, respectively, in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the 2021 Notes, the 2023 Notes, the 2027 Notes or the 2046 Notes, as applicable, being redeemed plus accrued and unpaid interest to the redemption date.

"Treasury Rate" means, for any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as of the second business day immediately preceding that redemption date, of the Comparable Treasury Issue (as defined herein), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Company will, prior to such redemption date, provide written notice executed by an officer of the Company of the Treasury Rate to the Trustee, including the calculation thereof in reasonable detail.
"Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker (as defined herein) as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming that the 2021 Notes matured on         , 2021, the 2023 Notes matured on         , 2023, the 2027 Notes matured on         , 2027 and the 2046 Notes matured on         , 2046) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.
"Comparable Treasury Price" means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations (as defined herein) for such redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all of such quotations.
"Independent Investment Banker" means one of the Reference Treasury Dealers (as defined herein) appointed by us.
"Reference Treasury Dealer" means (i) each of Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC (or their respective affiliates that are primary U.S. Government securities dealers), and their respective successors, or if at any time any of the above is not a primary U.S. Government securities dealer, another nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer and (ii) one other primary U.S. Government securities dealers selected by us.
"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
"Remaining Scheduled Payments" means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal and interest of such Notes that would be due if such Notes matured on         , 2021 (one month prior to the maturity date), for the 2021 Notes, on         , 2023 (two months prior to the maturity date), for the 2023 Notes, on         , 2027 (three months prior to the maturity date), for the 2027 Notes, or on         , 2046 (six months prior to the maturity date), for the 2046 Notes.
Notice of any redemption will be mailed at least 15 days but not more than 30 days before the redemption date to each registered holder of the series of Notes to be redeemed, except that redemption notices may be mailed more than 30 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the indenture. The notice of redemption will state any conditions applicable to a redemption and the amount of the Notes of any series to be redeemed. If less than all the Notes of a series are to be redeemed, the trustee shall, subject to applicable law, select the Notes of such series to be redeemed as follows: (1) if the Notes of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes of such series are listed; or (2) on a pro rata basis, if the Notes of such series are not listed on any national securities exchange. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.
Except as described above and below under "—Special Mandatory Redemption," the Notes will not be redeemable by us prior to maturity.
Sinking Fund
The Notes will not be entitled to any sinking fund.

Special Mandatory Redemption
In the event that the Merger Closing Date (as defined below) does not occur on or prior to December     , 2017 (the first anniversary of the issue date of the Notes) or if the Merger Agreement is terminated at any time on or prior to December     , 2017 (the first anniversary of the issue date of the Notes) (each of such events being a "Special Mandatory Redemption Trigger"), then we will redeem in whole and not in part the principal amount of each series of Notes outstanding on the Special Mandatory Redemption Date (as defined below) at a redemption price (the "Special Mandatory Redemption Price") equal to 101% of the principal amount of the applicable series of Notes to be redeemed, plus accrued and unpaid interest to the Special Mandatory Redemption Date (as defined below) (the "Special Mandatory Redemption") (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
We will cause a notice of Special Mandatory Redemption to be mailed to the trustee and mailed, or delivered electronically if held by DTC in accordance with DTC’s customary procedures, to the holders of each series of Notes at their registered addresses no later than 10 days following the occurrence of a Special Mandatory Redemption Trigger, which shall provide for the redemption of such series of Notes on the redemption date set forth in such notice (the “Special Mandatory Redemption Date”), which shall be at least 10 business days but not more than 30 days following the date of such notice. Unless we default in payment of the Special Mandatory Redemption Price, on and after the Special Mandatory Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.
The provisions described in this "Special Mandatory Redemption" section may not be waived or modified with respect to any series of Notes without the written consent of all holders of such series of Notes.
Upon the occurrence of the Merger Closing Date on or prior to December     , 2017, the provisions described in this “Special Mandatory Redemption” section will cease to apply.
“Merger Closing Date” means the date on which the Merger is consummated.
Offer to Repurchase Upon a Change of Control Triggering Event
If a Change of Control Triggering Event (as defined below) occurs with respect to a series of Notes, holders of such Notes may require us to repurchase all or any part (equal to an integral multiple of $1,000) of their Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, on such Notes to the date of purchase (unless a notice of redemption or a notice of Special Mandatory Redemption has been mailed within 30 days after such Change of Control Triggering Event stating that all of the Notes will be redeemed as described above); provided that the principal amount of a Note remaining outstanding after a repurchase in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. We will be required to mail to holders of the Notes a notice describing the transaction or transactions constituting the Change of Control Triggering Event and offering to repurchase the Notes. The notice must be mailed within 30 days after any Change of Control Triggering Event, and the repurchase must occur no earlier than 30 days and no later than 60 days after the date the notice is mailed.
On the date specified for repurchase of the Notes, we will, to the extent lawful:

•	accept for payment all properly tendered Notes or portions of the Notes;

•	deposit with the paying agent the required payment for all properly tendered Notes or portions of the Notes; and

•	deliver to the trustee the repurchased Notes, accompanied by an officers' certificate stating, among other things, the aggregate principal amount of repurchased Notes.
We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations applicable to the repurchase of the Notes. To the extent that these requirements conflict with the provisions requiring repurchase of the Notes, we will comply with these requirements instead of the repurchase provisions and will not be considered to have breached our obligations with respect to repurchasing the Notes. Additionally, if an event of default exists under the indenture (which is unrelated to the repurchase provisions of the Notes), including events of default arising with respect to other issues of debt securities, we will not be required to repurchase the Notes notwithstanding these repurchase provisions.
We will not be required to comply with the obligations relating to repurchasing the Notes if a third party instead satisfies them.

For purposes of the repurchase provisions of the Notes, the following terms will be applicable:
"Change of Control" means the occurrence of any of the following:

•
the consummation of any transaction (including, without limitation, any merger or consolidation) resulting in any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) (other than us or one of our subsidiaries) becoming the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

•
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in a transaction or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to one or more "persons" (as that term is defined in the indenture) (other than us or one of our subsidiaries); or

•	the first day on which a majority of the members of our Board of Directors are not Continuing Directors.
Notwithstanding the foregoing, a transaction will not be considered to be a change of control if (a) we become a direct or indirect wholly owned subsidiary of a holding company and (b)(y) immediately following that transaction, the direct or indirect holders of the voting stock of the holding company are substantially the same as the holders of our voting stock immediately prior to that transaction or (z) immediately following that transaction no person is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of the holding company.
"Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Event.
"Continuing Directors" means, as of any date of determination, any member of our Board of Directors who (a) was a member of the Board of Directors on the date the Notes were issued or (b) was nominated, appointed or approved by a majority of the members of our Board of Directors who were continuing directors at the time of such nomination, appointment or approval.
Under a recent Delaware Chancery Court interpretation of a change of control repurchase requirement with a continuing director provision, a board of directors may approve a slate of shareholder nominated directors without endorsing them or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation would permit our Board of Directors to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a “Change of Control Triggering Event” that would trigger your right to require us to repurchase the Notes as described above.
"Fitch" means Fitch, Inc.
"Investment Grade Rating" means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by us.
"Moody's" means Moody's Investors Service, Inc.
"Rating Agencies" means (a) each of Fitch, Moody's and S&P; and (b) if any of Fitch, Moody's or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" (within the meaning of Section 3(a)(62) of the Exchange Act) selected by us as a replacement Rating Agency for a former Rating Agency.

"Rating Event" means the rating on the applicable series of Notes is lowered by each of the Rating Agencies and such Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (a) the occurrence of a Change of Control and (b) public notice of the occurrence of a Change of Control or our intention to effect a Change of Control; provided that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event). If any Rating Agency that provided a rating of a series of Notes on the day immediately prior to the beginning of such 60-day period (or extension thereof) is not providing a rating of such series of Notes at the end of such 60-day period (or extension thereof) for any reason, such 60-day period (or extension thereof) shall be extended an additional 30 days and, if the Company has not selected a replacement Rating Agency on or before the end of such 30-day period, then such Rating Agency shall be deemed to have lowered its rating of such series of Notes at the end of such 30-day period to be below an Investment Grade Rating.
"S&P" means S&P Global Ratings, a division of The McGraw-Hill Financial, Inc.
"Voting Stock" means, with respect to any specified "person" (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
Certain Covenants
Limitation on Secured Indebtedness
The Company will not, and will not permit any of its Subsidiaries to, incur, issue, assume or guarantee any Indebtedness secured by a Lien on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property, whether now owned or hereafter acquired by the Company or any Subsidiary of the Company, without effectively providing that the outstanding Notes and the Subsidiary Guarantees (together with, if the Company shall so determine, any other Indebtedness of the Company or such Subsidiary then existing or thereafter created which is not subordinate to the Notes or the Subsidiary Guarantees) shall be secured equally and ratably with (or prior to) such secured Indebtedness so long as such secured Indebtedness shall be so secured. The foregoing restrictions do not apply to:
(1) Permitted Encumbrances;
(2) Liens (as defined herein) on any asset or property existing at the date of the indenture, provided that

•
such Liens shall not apply to any other property or asset of the Company or any Subsidiary of the Company (other than the proceeds or products of the property or asset originally subject to such Liens), and

•
such Liens shall secure only those obligations which they secure on the date of the indenture and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(3) Liens on any asset or property of any corporation or other Person existing at the time such corporation or other Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or any Subsidiary of the Company, provided that

•
such Liens were in existence prior to such corporation or other Person becoming a Subsidiary of the Company or such merger or consolidation and shall not apply to any other property or asset of the Company or any Subsidiary of the Company (other than the proceeds or products of the property or asset originally subject to such Liens), and

•	such Liens shall secure only those obligations which they secure on the date that such corporation or other Person becomes a Subsidiary of the Company or the date of such merger or consolidation, and

•	extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(4) Liens securing Indebtedness of

•	a Subsidiary of the Company to the Company or a Subsidiary Guarantor,

•	the Company to a Subsidiary Guarantor, or

•	a Subsidiary Guarantor to the Company or another Subsidiary Guarantor;
(5) Liens on any property or asset to secure the payment of all or any part of the Capital Lease Obligations (as defined herein) or purchase price of such property or asset upon the acquisition or lease of such property or asset by the Company or a Subsidiary of the Company or to secure any Indebtedness incurred prior to, at the time of, or within 270 days after, the later of the date of acquisition or lease of such property or asset and the date such property or asset is placed in service, for the purpose of financing all or any part of the purchase price thereof or Capital Lease Obligations with respect thereto, or Liens to secure any Indebtedness incurred for the purpose of financing the cost to the Company or a Subsidiary of the Company of construction, alteration or improvement to such acquired property or asset;
(6) Liens securing industrial revenue bonds, pollution control bonds or other similar tax-exempt bonds;
(7) any other Liens incidental to construction or maintenance of real property of the Company or any Subsidiary of the Company which were not incurred in connection with borrowing money or obtaining advances or credits or the acquisition of property or assets and in the aggregate do not materially impair the use of any property or assets or which are being contested in good faith by the Company or such Subsidiary; or
(8) any extension, renewal or replacement (including successive extensions, renewals or replacements), as a whole or in part, of any of the Liens enumerated in clauses (1) through (7) above; provided, however, that

•
such extension, renewal or replacement Liens are limited to all or part of the same property or asset that secured the Liens extended, renewed, or replaced (plus improvements on such property or asset) and

•	the principal amount of Indebtedness secured by such Liens at such time is not increased.
Notwithstanding the restrictions set forth in the preceding paragraph, the Company and its Subsidiaries will be permitted to incur, issue, assume or guarantee Indebtedness secured by a Lien on any Principal Property (as defined herein) or on any Capital Stock (as defined herein) or Indebtedness (as defined herein) of any Subsidiary of the Company owning any Principal Property which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Notes and the Subsidiary Guarantees, if as of the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto, the aggregate principal amount of all Indebtedness secured by Liens on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property (not including Indebtedness secured by Liens permitted under clauses (1) through (8) above), together (without duplication) with the aggregate amount of Attributable Debt (as defined herein) outstanding in respect of sale and leaseback transactions entered into pursuant to the second paragraph of the "—Limitation on Sale and Leaseback Transactions" covenant described below, does not at the time exceed 15% of Consolidated Total Assets (as defined herein) of the Company calculated as of the time of such incurrence, issuance, assumption or guarantee of secured Indebtedness.
Limitation on Sale and Leaseback Transactions
The Company will not directly or indirectly, and will not permit any of its Subsidiaries directly or indirectly to, engage in the sale or transfer of any Principal Property to a Person and the taking back by the Company or any of its Subsidiaries, as the case may be, of a lease of such Principal Property, whether now owned or hereafter acquired, unless:
(1) such transaction was entered into prior to date of the indenture;
(2) such transaction was for the sale and leasing back to the Company by any one of its Subsidiaries;
(3) such transaction involves a lease for not more than three years;
(4) such transaction occurs within six months from the date of acquisition of the subject Principal Property or the date of the completion of construction or commencement of full operations of such Principal Property, whichever is later;
(5) the Company or such Subsidiary would be entitled to incur Attributable Debt secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the Notes pursuant to the provisions described in clauses (1) through (8) of the "—Limitation on Secured Indebtedness" covenant described above; or

(6) the Company or such Subsidiary applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase of other property or assets used or useful in its business or to the retirement of Funded Debt (as defined herein) within 270 days before or after the effective date of any such sale and leaseback transaction; provided that, in lieu of applying such amount to the retirement of Funded Debt, the Company or such Subsidiary may deliver the Notes to the trustee for cancellation, such Notes to be credited to the amount of net proceeds from the sale of such property or assets at the cost of acquisition of such Notes to the Company or such Subsidiary.
Notwithstanding the restrictions set forth in the preceding paragraph, the Company and its Subsidiaries may enter into any sale and leaseback transaction which would otherwise be prohibited by the foregoing restrictions, if as of the time of entering into such sale and leaseback transaction, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to sale and leaseback transactions (not including Attributable Debt with respect to sale and leaseback transactions permitted under clauses (1) through (5) above), together (without duplication) with the aggregate principal amount of all Indebtedness secured by Liens on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property outstanding pursuant to the second paragraph of the "—Limitation on Secured Indebtedness" covenant described above, does not at the time exceed 15% of Consolidated Total Assets of the Company calculated as of the time of entry into such sale and leaseback transaction.
Consolidation, Merger or Sale of Assets
The Company will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any person or persons in a single transaction or through a series of transactions, unless:

•
the Company shall be the successor or continuing person or, if the Company is not the successor or continuing person, the resulting, surviving or transferee person (the "surviving entity") is a company organized and existing under the laws of the U.S., any State thereof or the District of Columbia that expressly assumes all of the Company's obligations under the Notes and the indenture pursuant to a supplemental indenture executed and delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions, no event of default has occurred and is continuing; and

•
the Company or the surviving entity will have delivered to the trustee an officers' certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with the indenture.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company's assets occurs in accordance with the indenture, the surviving entity will succeed to, and be substituted for, and may exercise every right and power of the Company under the indenture with the same effect as if such surviving entity had been named as the Company. The Company will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any debt securities issued thereunder.
Notwithstanding the foregoing, the Company may merge or consolidate into or with any Subsidiary Guarantor.
Certain Definitions
As used in this section, the following terms have the meanings set forth below.
"Attributable Debt" in respect of a sale and leaseback transaction means, at any time of determination, the present value at that time of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Attributable Debt represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."
"Capital Lease Obligation" means, at any time of determination, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

"Capital Stock" means:
(1) in the case of a corporation, corporate stock;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
"Consolidated Total Assets" means, with respect to any Person, as of any date of determination, the total assets reflected on the consolidated balance sheet of such Person and its subsidiaries as of the end of the most recently ended fiscal quarter of such Person for which consolidated financial statements have been prepared, determined on a consolidated basis in accordance with GAAP.
"Funded Debt" means Indebtedness which by its terms matures at or is extendible or renewable at the option of the obligor to date more than 12 months after the date of the creation or incurrence of such Indebtedness.
"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (U.S.) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.
"Indebtedness" means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent:
(1) in respect of borrowed money;
(2) evidenced by bonds, notes, debentures, or similar instruments or letters of credit (or reimbursement agreements with respect thereto);
(3) in respect of banker's acceptances, bank guarantees, surety bonds or similar instruments;
(4) representing Capital Lease Obligations; or
(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business;
if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet (excluding the notes thereto) of the specified Person prepared in accordance with GAAP.
In addition, the term "Indebtedness" includes all of the following items, whether or not any such items would appear as a liability on a balance sheet of the specified Person in accordance with GAAP:
(1) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); and
(2) to the extent not otherwise included, any guarantee by the specified Person of Indebtedness of any other Person.
"Lien" means any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction. Notwithstanding the foregoing, an operating lease shall not be deemed to constitute a Lien.

"Permitted Encumbrances" means:
(1) Liens imposed by law for taxes, assessments or governmental charges that are not overdue for a period of more than 30 days or that are being contested in good faith;
(2) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days (or if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Liens) or are being contested in good faith;
(3) (i) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiary of the Company;
(4) deposits to secure the performance of bids, trade contracts (other than for the repayment of borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business;
(5) judgment liens for the payment of money (i) not in excess of $75,000,000 in the aggregate (to the extent not covered by independent third-party insurance) or (ii) in respect of judgments that the Company or a Subsidiary of the Company is in good faith prosecuting an appeal or other proceeding for review or Liens incurred by the Company or a Subsidiary of the Company for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or a Subsidiary of the Company is a party;
(6) easements, restrictions, rights-of-way and similar encumbrances and minor title defects on real property imposed by law or arising in the ordinary course of business that do not secure any payment obligations and do not, in the aggregate, materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary of the Company;
(7) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Company and its Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;
(8) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(9) Liens (i) of a collection bank on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are customary in the banking industry;
(10) any interest or title of a lessor under leases entered into by the Company or any of its Subsidiaries in the ordinary course of business and financing statements with respect to a lessor's right in and to personal property leased to the Company or any of its Subsidiaries in the ordinary course of the Company's or any of its Subsidiaries' business other than through a capital lease;
(11) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any Subsidiaries in the ordinary course of business;
(12) Liens deemed to exist in connection with Permitted Investments and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;
(13) Liens that are contractual rights of set-off: (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Subsidiary of the Company to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Subsidiary of the Company in the ordinary course of business;

(14) Liens solely on any cash earnest money deposits made by the Company or any Subsidiaries in connection with any letter of intent or purchase agreement;
(15) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;
(16) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(17) any zoning or similar law or right reserved to or vested in any governmental authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Company or any Subsidiary of the Company; and
(18) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person's obligations in respect of documentary letters of credit or banker's acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods.
"Permitted Investments" means:
(1) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof;
(2) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;
(3) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(4) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause (3) above; and
(5) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.
"Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
"Principal Property" means any manufacturing, processing or bottling plant, warehouse or distribution center (including the land upon which it is situated), owned and operated by the Company or any Subsidiary of the Company, provided that the book value of such property is an amount greater than 1% of Consolidated Total Assets of the Company.
"Subsidiary" of any specified Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.
Defeasance
The Notes are subject to defeasance under the conditions set forth in the indenture and described under "Description of Debt Securities—Defeasance and Discharge" in the accompanying prospectus.
Governing Law
The indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee
The trustee, in its individual and any other capacity, may make loans to, accept deposits from, and perform services for the Company or any Subsidiary Guarantor as if it were not the trustee; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.
Before the trustee acts or refrains from acting, it may require an officers' certificate and/or an opinion of counsel. The trustee will not be liable for any action it takes or omits to take in good faith in reliance on an officers' certificate and/or opinion of counsel. The trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within the rights or powers conferred upon it by the indenture.
The indenture provides that in case an event of default shall occur and be continuing (which shall not be cured), the trustee is required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of its own affairs. Subject to such provisions, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holder of the Notes, unless such holder shall have offered to the trustee indemnity or security against loss, liability or expense satisfactory to the trustee in its sole discretion.
Wells Fargo Bank, N.A. is the trustee under the indenture. Wells Fargo Bank, N.A. also serves as trustee under the base indenture and the supplemental indentures related to other senior debt securities that we have issued.
Book-Entry System; Delivery and Form
Global Notes
We will issue the Notes in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.
DTC, Clearstream and Euroclear
Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the U.S.), Clearstream Banking, S.A., which we refer to as Clearstream, or Euroclear Bank SA/NV, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems ("Direct Participants") or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their U.S. depositaries, which in turn will hold such interests in customers' securities accounts in the U.S. depositaries' names on the books of DTC.
We have obtained the information in this section concerning DTC, Clearstream and Euroclear and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
We understand that:

•
DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Exchange Act;

•
DTC holds securities that the Direct Participants, its participants, deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates;

•	Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations;

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is owned by the users of its regulated subsidiaries;

•
access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	the rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We understand that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.
We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.
We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience, and we make no representation or warranty of any kind with respect to these operations and procedures. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.
We expect that under procedures established by DTC:

•
upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of Direct Participants designated by the underwriters with portions of the principal amounts of the global notes; and

•
ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of Direct Participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in the Notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.
So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the Notes represented by that global note for all purposes under the indenture and under the Notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have the Notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered the owners or holders thereof under the indenture or under the Notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of the Notes under the indenture or a global note.
Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the Notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the Notes.

Payments on the Notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the Notes represented by a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be solely responsible for those payments.
Distributions on the Notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively referred to herein as the Terms and Conditions). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
Distributions on the Notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
Clearance and Settlement Procedures
Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between Direct Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary. Such cross-market transactions, however, will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect settlement on its behalf by delivering or receiving the Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.
Because of time-zone differences, credits of the Notes received in Clearstream or Euroclear as a result of a transaction with a Direct Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Notes by or through a Clearstream customer or a Euroclear participant to a Direct Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes
We will issue certificated Notes to each person that DTC identifies as the beneficial owner of the Notes represented by a global note upon surrender by DTC of the global note if:

•
DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default under the indenture has occurred and is continuing, and DTC requests the issuance of certificated Notes; or

•	we determine not to have the Notes represented by a global note.
Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the Notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
THIS SUMMARY IS OF A GENERAL NATURE AND IS INCLUDED HEREIN SOLELY FOR INFORMATION PURPOSES. THIS SUMMARY IS NOT INTENDED TO BE, AND SHOULD NOT BE, CONSTRUED TO BE LEGAL OR TAX ADVICE. NO REPRESENTATION WITH RESPECT TO THE CONSEQUENCES TO ANY PARTICULAR PURCHASER OF THE NOTES IS MADE. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.
The following discussion summarizes the material U.S. federal income tax considerations relevant to U.S. Holders and Non-U.S. Holders (both as defined below) relating to the purchase, ownership and disposition of the Notes. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations promulgated thereunder, rulings, pronouncements, judicial decisions and administrative interpretations of the U.S. Internal Revenue Service (the "IRS"), each as in effect as of the date of this document, and all of which are subject to change, possibly on a retroactive basis, and may be subject to different interpretations. We cannot assure you that the IRS will not challenge the conclusions stated below, and no ruling from the IRS or opinion of counsel has been (or will be) sought on any of the matters discussed below.
This discussion is limited to holders purchasing the Notes pursuant to this offering for cash at the price set forth on the cover of this prospectus supplement and holding the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). The following summary does not purport to be a complete analysis of all the potential U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the Notes. Without limiting the generality of the foregoing, this summary does not address the effect of any special rules applicable to certain types of beneficial owners, including, without limitation, dealers and traders in securities or currencies, insurance companies, financial institutions, thrifts, regulated investment companies, real estate investment trusts, broker-dealers, small business investment companies, tax-exempt entities, governmental bodies or agencies and instrumentalities thereof, U.S. Holders whose functional currency is not the U.S. dollar, U.S. expatriates, persons who hold the Notes as part of a straddle, hedge, conversion transaction, or other risk reduction or integrated investment transaction, investors in securities that elect to use a mark-to-market method of accounting for their securities holdings, individual retirement accounts or qualified pension plans, controlled foreign corporations, passive foreign investment companies or investors in pass-through entities, including partnerships and Subchapter S corporations. This summary does not address the effect of any foreign, state or local income or other tax laws or any U.S. federal estate and gift tax laws.
If a partnership (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds a Note, the tax treatment of a partner in that partnership generally will depend on the status of the partner and activities of the partnership. Holders of the Notes that are partnerships and partners in those partnerships are urged to consult their tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes.
Certain Additional Payments
In certain circumstances (See "Description of the Notes-Optional Redemption," "Description of the Notes—Special Mandatory Redemption" and "Description of the Notes-Offer to Repurchase Upon a Change of Control Triggering Event"), we may pay amounts on the Notes that are in excess of the stated interest or principal of the Notes. These potential payments may implicate the provisions of the U.S. Treasury Regulations relating to contingent payment debt instruments. We do not intend to treat the possibility of paying such additional amounts as causing the Notes to be treated as contingent payment debt instruments. However, additional income will be recognized if any such additional payment is made. In certain circumstances, the holder may be required to disclose its contrary position to the IRS in the manner that is required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS. It is possible that the IRS might take a different position from that described above, in which case, if such position is sustained, you might be required to accrue ordinary interest income at a higher rate than the stated interest rate and to treat as ordinary income rather than capital gain any gain realized on the taxable disposition of the Notes. The remainder of this discussion assumes that the Notes are not contingent payment debt instruments.

U.S. Holders
The term "U.S. Holder" means a beneficial owner of a Note that is for U.S. federal income tax purposes:

•	an individual who is a citizen of the U.S. or who is a resident alien of the U.S.;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if a valid election is in effect under applicable Treasury Regulations to be treated as a U.S. person.

Taxation of Interest
Interest on a Note will generally be includable in income of a U.S. Holder as ordinary income, in accordance with the U.S. Holder's regular method of accounting for U.S. federal income tax purposes. A U.S. Holder using the accrual method of accounting for federal income tax purposes must include interest on the Notes in ordinary income as interest accrues. A U.S. Holder using the cash receipts and disbursements method of accounting for U.S. federal income tax purposes must include interest in ordinary income when payments are received, or made available for receipt, by the U.S. Holder.
Sale, Exchange, or Retirement of a Note
A U.S. Holder will generally recognize capital gain or loss on a sale, exchange, redemption, retirement or other taxable disposition of a Note measured by the difference, if any, between:

•
the amount of cash and the fair market value of any property received, except to the extent that the cash or other property received in respect of a Note is attributable to accrued but unpaid interest on the Note, which amount will be taxable as ordinary income (to the extent not previously included in income); and

•	the U.S. Holder's adjusted tax basis in the Note.
Such capital gain or loss will be treated as a long-term capital gain or loss if, at the time of the sale or exchange, the Note has been held by the U.S. Holder for more than one year; otherwise, the capital gain or loss will be short-term. Non-corporate taxpayers may be subject to a lower federal income tax rate on their net long-term capital gains than that applicable to ordinary income.
U.S. Holders are subject to certain limitations on the deductibility of their capital losses.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments of interest on, and to the proceeds from the sale or other disposition (including a retirement or redemption) of, the Notes, unless the U.S. Holder is an exempt recipient such as a corporation. Backup withholding may apply to such payments unless the U.S. Holder provides the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, as well as certain other information. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the U.S. Holder's U.S. federal income tax liability, and the U.S. Holder may be entitled to a refund of amounts withheld in excess of the U.S. Holder's U.S. federal income tax liability provided such U.S. Holder timely furnishes the required information to and/or files the necessary returns or claims with the IRS. We cannot refund amounts once withheld.
Tax on Net Investment Income
A 3.8% tax is imposed on the "net investment income" of certain U.S. individuals and on the undistributed "net investment income" of certain estates and trusts. Among other items, "net investment income" generally includes interest and certain net gain from the disposition of property (which would include the Notes), less certain deductions.
Prospective holders should consult their tax advisors with respect to the applicability of the tax described above.

Non-U.S. Holders
The following summary is limited to the U.S. federal income tax consequences relevant to a beneficial owner of a Note who is an individual, corporation, estate or trust for U.S. federal income tax purposes and who is not a U.S. Holder (a "Non-U.S. Holder"). In the case of a Non-U.S. Holder who is an individual, the following summary assumes that this individual was not formerly a U.S. citizen, and was not formerly a resident of the U.S. for U.S. federal income tax purposes.
Taxation of Interest
Subject to the discussions under "-Information Reporting and Backup Withholding" and "-FATCA Withholding", payments of interest on a Note to any Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax provided the applicable withholding agent receives the required certification from the Non-U.S. Holder (as discussed below) and the Non-U.S. Holder is not:

•	an actual or constructive owner of 10% or more of the total combined voting power of all our voting stock;

•	a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	a bank receiving interest on the Notes in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its business; or

•
receiving such interest payments as income effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the U.S. (and, if an income tax treaty applies to the Non-U.S. Holder, as income attributable to a permanent establishment of the Non-U.S. Holder in the U.S.).

In order to satisfy the certification requirement, the Non-U.S. Holder must provide a properly completed IRS Form W-8BEN or Form W-8BEN-E (or any applicable successor form) that provides the Non-U.S. Holder's name and address and certifies under penalties of perjury that the Non-U.S. Holder is not a U.S. person. Alternatively, in a case where a security clearing organization, bank or other financial institution holds the Notes in the ordinary course of its trade or business on behalf of the Non-U.S. Holder, the certification requirements provide that the applicable withholding agent receive from the financial institution a certification under penalties of perjury that a properly completed IRS Form W-8BEN or Form W-8BEN-E (or any applicable successor form) has been received by it, or by another such financial institution, from the Non-U.S. Holder, and that a copy of such a form be furnished to the applicable withholding agent. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances, certifications as to foreign status of partners, trust owners, or beneficiaries may be required to be provided to the applicable withholding agent. In addition, special rules apply to payments made through a qualified intermediary.
A Non-U.S. Holder that cannot satisfy the requirements described in the preceding paragraphs generally will be subject to U.S. federal withholding tax at the rate of 30%, unless (i) the Non-U.S. Holder provides a properly completed IRS Form W-8BEN or Form W-8BEN-E (or any applicable successor form) and other required documentation evidencing its entitlement to an exemption from (or a reduction of) withholding under an applicable income tax treaty, or (ii) payments of interest on the Notes are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. (and, in the event that an income tax treaty is applicable, payments of interest are also attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder) and the Non-U.S. Holder meets the certification requirement discussed at the end of the following paragraph.
If the payments of interest on a Note are effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the U.S. (and, if an income tax treaty applies, if the payments of interest are also attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), such payments will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. If the Non-U.S. Holder is a corporation for U.S. federal income purposes, such payments also may be subject to a branch profits tax at the rate of 30%, or lower applicable treaty rate. If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding two sentences, such payments will not be subject to U.S. federal withholding tax so long as the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI (or suitable substitute or successor form).
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must generally be updated periodically. If a Non-U.S. Holder does not timely provide the applicable withholding agent with the required certifications, but the Non-U.S. Holder qualifies for a reduced rate under an applicable income tax treaty, the Non-U.S. Holder may obtain a refund of any excess amounts withheld if the Non-U.S. Holder timely provides the required information or appropriate claim form to the IRS. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties, which may provide for an exemption from, or reduced rate of, U.S. federal withholding or branch profits tax, or other rules different from those described above.

Sale, Exchange, or Disposition
Subject to the discussions under "-Information Reporting and Backup Withholding" and "-FATCA Withholding" below, any gain realized by a Non-U.S. Holder on the sale, exchange, redemption, retirement or other disposition of a Note generally will not be subject to U.S. federal income tax, unless:

•
such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the U.S. (and, if an income tax treaty applies, such gain is also attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.); or

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.
If the gain on a disposition of a Note is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the U.S. (and, if an income tax treaty applies, if the gain is also attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), such gain will generally be subject to U.S. federal income tax at regular graduated income tax rates applicable to U.S. Holders. If the Non-U.S. Holder is a corporation, that portion of its earnings and profits that is effectively connected with its U.S. trade or business (and, if an income tax treaty applies, is attributable to the Non-U.S. Holder's permanent establishment in the U.S.) also may be subject to a ''branch profits tax'' at a 30% rate, unless an applicable income tax treaty provides for a lower rate. A Non-U.S. Holder described in the second bullet point above will be subject to a flat U.S. federal income tax at a 30% rate (or, if an income tax treaty applies, such lower rate as is specified under the treaty) on the gain derived from the sale or other disposition, which may be offset by U.S. source capital losses.
Any amount allocable to accrued and unpaid interest generally will be taxable as interest and may be subject to the rules discussed above under "-Non-U.S. Holders-Taxation of Interest".
Information Reporting and Backup Withholding
Any payments of interest on the Notes to a Non-U.S. Holder will generally be reported to the IRS and to the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.
Backup withholding and certain additional information reporting generally will not apply to payments of interest with respect to which either the requisite certification, as described under "-Non-U.S. Holders-Taxation of Interest" above (e.g., a properly completed and executed IRS Form W-8BEN or Form W-8BEN-E), has been received or an exemption otherwise has been established, provided that the applicable withholding agent has no actual knowledge or reason to know that the holder is, in fact, a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.
The payment of the proceeds from the disposition of the Notes by or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and backup withholding unless the Non-U.S. Holder certifies as to its non-U.S. status (e.g., by furnishing the broker with a properly completed and executed IRS Form W-8BEN or Form W-8BEN-E) or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of the Notes by or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the U.S. (a "U.S. related person"). In the case of the payment of the proceeds from the disposition of the Notes by or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury Regulations require information reporting and backup withholding on the payment unless the broker has documentary evidence in its files that the beneficial owner is a Non-U.S. Holder and the broker has no knowledge or reason to know to the contrary.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder's U.S. federal income tax liability, and the Non-U.S. Holder may be entitled to a refund of amounts withheld in excess of the Non-U.S. Holder's U.S. federal income tax liability provided such Non-U.S. Holder timely furnishes the required information to and/or files the necessary returns or claims with the IRS. We cannot refund amounts once withheld.

FATCA Withholding
Sections 1471 through 1474 of the Code and applicable Treasury Regulations thereunder (commonly referred to as "FATCA") generally impose a withholding tax at a 30% rate on payments to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless: (1) in the case of a foreign financial institution, such institution enters into an agreement with the Treasury Department to withhold on certain payments and to collect substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, (2) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification that it does not have any “substantial United States owners” (as defined in the Code) or a certification identifying its direct or indirect substantial United States owners, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. Withholding under these rules (if applicable) applies to payments of interest on the Notes and, after December 31, 2018, to payments of gross proceeds from the sale, exchange, redemption, retirement or other disposition of the Notes. If withholding applies to the Notes, we will not be required to pay any additional amounts with respect to the amounts withheld. Non-U.S. Holders, and U.S. Holders holding the Notes through a non-U.S. intermediary, should consult their tax advisors regarding the potential application of FATCA to the Notes.
THE PRECEDING SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. ACCORDINGLY, PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN ADVISORS ON THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THEIR PURCHASE, OWNERSHIP, AND DISPOSITION OF THE NOTES, AND ON THE CONSEQUENCES OF ANY CHANGES IN APPLICABLE LAW.

UNDERWRITING
Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below.
Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, severally and not jointly, and we have agreed to sell to that underwriter, the principal amount of the Notes set forth opposite the underwriter's name.

	Principal Amount of	Principal Amount of	Principal Amount of	Principal Amount of
	2021 Notes	2023 Notes	2027 Notes	2046 Notes
Credit Suisse Securities (USA) LLC	$	$	$	$
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Morgan Stanley & Co. LLC
Deutsche Bank Securities Inc.
Total	$	$	$	$
The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Notes if they purchase any of the Notes.
The underwriters propose to offer some of the Notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and some of the Notes to dealers at the public offering prices less a concession not to exceed     % of the principal amount of the 2021 Notes,     % of the principal amount of the 2023 Notes,     % of the principal amount of the 2027 Notes and     % of the principal amount of the 2046 Notes. The underwriters may allow, and dealers may reallow a concession not to exceed     % of the principal amount of the 2021 Notes,     % of the principal amount of the 2023 Notes,     % of the principal amount of the 2027 Notes and     % of the principal amount of the 2046 Notes on sales to other dealers. After the initial offering of the Notes to the public, the representatives may change the public offering prices and concessions.
The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by Us
Per 2021 Note	%
Per 2023 Note	%
Per 2027 Note	%
Per 2046 Note	%

In connection with the offering, the representatives, on behalf of the underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of the Notes in excess of the principal amount of the Notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of the Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.
The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate short positions or making stabilizing purchases, repurchase the Notes originally sold by that syndicate member.
Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that the total expenses for this offering will be approximately $    million, excluding underwriters' discounts and commissions.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Alternative Settlement Dates
It is expected that delivery of the Notes will be made against payment on or about            , 2016, which is the                   business day following the date hereof (such settlement cycle being referred to as "T+   "). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next                   succeeding business days will be required, by virtue of the fact that the Notes initially will settle in T+   , to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of pricing should consult their own advisors.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. Certain of the underwriters and their affiliates are agents and/or lenders under our revolving credit facility agreement.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company or our affiliates. If any of the underwriters or their respective affiliates have a lending relationship with us, certain of those underwriters or their respective affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, those underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Credit Suisse Securities (USA) LLC is acting as financial advisor to us in connection with the Merger and will be paid customary fees in connection therewith.
Selling Restrictions
Notice to Prospective Investors in Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined herein) (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") no offer of Notes which are the subject of the offering contemplated by this prospectus supplement may be made to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.
This prospectus supplement has been prepared on the basis that any offer of Notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of Notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.
For the purpose of the above provisions, the expression "an offer to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.
Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that: (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Hong Kong
The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement and accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
Notice to Prospective Investors in Switzerland
This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

LEGAL MATTERS
Baker Botts L.L.P., Dallas, Texas, will pass upon certain legal matters for us in connection with the Notes offered by this prospectus supplement. Mayer Brown LLP, Chicago, Illinois, will pass upon certain legal matters for the underwriters in connection with this offering.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from Dr Pepper Snapple Group, Inc.'s Annual Report on Form 10-K and the effectiveness of Dr Pepper Snapple Group, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Warrants
__________________
We may offer from time to time common stock, preferred stock, debt securities and warrants. Certain of our subsidiaries may guarantee the debt securities offered under this prospectus. Specific terms of these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. No person may use this prospectus to offer or sell our securities unless a prospectus supplement accompanies this prospectus.
Our common stock is listed on the New York Stock Exchange under the ticker symbol "DPS."
We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continued or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the applicable prospectus supplement.
Investing in these securities involves certain risks. Please read carefully the information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the discussion of risks incorporated as described under "Risk Factors" on page 4 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 2, 2016.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission ("SEC").
We have not authorized anyone to give any information or to make any representations concerning the securities offered hereunder except those which are in this prospectus, any prospectus supplement that is delivered with this prospectus or any documents incorporated by reference into this prospectus. If anyone gives any other information or representation, you should not rely on it. This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any offer or sale of these securities, as an indication that there has been no change in our affairs since the date of this prospectus.
Neither this prospectus nor any accompanying prospectus supplement contains all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC's rules and regulations. For further information, we refer you to the registration statement on Form S-3 we filed with the SEC on September 2, 2016, which can be read at the SEC web site or at the SEC office referenced under the heading "Where You Can Find More Information." The registration statement also includes exhibits. Statements contained in this prospectus, any prospectus supplement or any documents that are incorporated by reference into this prospectus or a prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.
You should read both this prospectus and any prospectus supplement together with the additional information under the heading "Incorporation of Certain Information by Reference" herein.
As used in this prospectus, unless otherwise indicated, "DPS," "our company," "we," "us" and "our" refer to Dr Pepper Snapple Group, Inc. and its consolidated subsidiaries, except in each case where otherwise indicated or the context otherwise requires.
ABOUT DR PEPPER SNAPPLE GROUP, INC.
Dr Pepper Snapple Group, Inc. is a leading integrated brand owner, manufacturer and distributor of non-alcoholic beverages in the United States ("U.S."), Canada and Mexico with a diverse portfolio of flavored (non-cola) carbonated soft drinks ("CSDs") and non-carbonated beverages ("NCBs"), including ready-to-drink teas, juices, juice drinks, water and mixers. We have some of the most recognized beverage brands in North America, with significant consumer awareness levels and long histories that evoke strong emotional connections with consumers.
We are a Delaware corporation with our principal executive offices located at 5301 Legacy Drive, Plano, Texas 75024. Our telephone number at such address is (972) 673-7000, and our website is www.drpeppersnapplegroup.com. Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, in particular, statements about future events, future financial performance, plans, strategies, expectations, prospects, competitive environment, regulation and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "may," "will," "expect," "anticipate," "believe," "estimate," "plan," "intend" or the negative of these terms or similar expressions. We have based these forward-looking statements on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements.
 Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements and the estimates and assumptions associated with them, except to the extent required by applicable securities laws. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed in Item 1A under "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our other filings with the SEC. These risk factors may not be exhaustive as we operate in a continually changing business environment with new risks emerging from time to time that we are unable to predict or that we currently do not expect to have a material adverse effect on our business. You should carefully read those reports in their entirety as they contain important information about our business and the risks we face. See "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" herein.
RISK FACTORS
Before you invest in the securities covered by this prospectus, you should carefully consider the factors discussed in Item 1A under "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2015 and the applicable prospectus supplement and cautionary notes regarding forward-looking statements included or incorporated by reference in this prospectus, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference. See "Incorporation of Certain Information by Reference" herein.
If any of the risks described in these reports or other documents were to materialize, our business, results of operations, cash flows, financial condition and prospects could be materially and adversely affected. In that case, our ability to make distributions to our stockholders or to pay interest on, or principal of, any debt securities issued by us, may be reduced, the trading prices of any of our publicly traded securities could decline and you could lose all or part of your investment.
RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of consolidated earnings to consolidated fixed charges for the six months ended June 30, 2016 and the five years ended December 31, 2015, 2014, 2013, 2012 and 2011.

	For the Six Months Ended June 30,	For the Years Ended December 31,
	2016	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges(1)	10.2x	10.0x	9.6x	4.9x	7.9x	8.1x
__________

(1)
Earnings represent income before provision for income taxes, equity in earnings of unconsolidated subsidiaries and cumulative effect of changes in accounting policies, plus (a) fixed charges and amortization of capitalized interest, and less (b) capitalized interest. Fixed charges include: (i) interest expense; (ii) capitalized interest; and (iii) the portion of rental expense which management believes is a reasonable approximation of the interest cost component of rental expense incurred by us. When earnings are inadequate to cover fixed charges, the deficiency is reported.

We had no preferred stock outstanding for any period presented, and accordingly, the ratio of consolidated earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes.
DESCRIPTION OF CAPITAL STOCK
The following description of the material terms of our capital stock is based on the provisions of our Amended and Restated Certificate of Incorporation, as amended to date ("Certificate of Incorporation"), our Amended and Restated By-Laws as amended to date ("By-Laws") and provisions of applicable law. We have summarized certain portions of the Certificate of Incorporation and By-Laws below. The summary is not complete. The Certificate of Incorporation and By-Laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. For more information as to how you can obtain a current copy of our Certificate of Incorporation and By-Laws, see "Where You Can Find More Information" herein.
GENERAL
Our authorized capital stock consists of 800,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of September 1, 2016, 184,384,060 shares of our common stock were issued and outstanding and held of record by approximately 13,000 holders, and no shares of our preferred stock were issued or outstanding.
COMMON STOCK
Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders and there are no cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available. If there is a liquidation, dissolution or winding up of our company, holders of our common stock will be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock.
Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.
PREFERRED STOCK
Under the terms of our Certificate of Incorporation, our board of directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law ("DGCL"), and by our Certificate of Incorporation, to issue preferred stock in one or more series without stockholder approval. Our board of directors has the discretion, subject to limitations prescribed by the DGCL and by our Certificate of Incorporation, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
ANTI-TAKEOVER EFFECTS OF VARIOUS PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BY-LAWS
Provisions of the DGCL and our Certificate of Incorporation and By-Laws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of coercive takeover practices and takeover bids our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Board Vacancies to be Filled by Remaining Directors and Not Stockholders
Our Certificate of Incorporation and By-Laws provide that the entire board of directors will be elected annually; however, any vacancies, including any newly created directorships, on the board of directors will be filled by the affirmative vote of the majority of the remaining directors then in office, even if such directors constitute less than a quorum, or by a sole remaining director. Any director appointed to the board of directors to fill a vacancy will have the same remaining term as that of his or her predecessor.

Stockholder Action
Our Certificate of Incorporation and By-Laws preclude stockholders from calling special meetings and taking action or passing resolutions by written consent.
Advance Notice of Director Nominations and Stockholder Proposals
Our By-Laws contain advance notice procedures for stockholders to make nominations of candidates for election as directors or to bring other business before the annual meeting of stockholders. As specified in our By-Laws, director nominations and the proposal of business to be considered by stockholders may be made only pursuant to a notice of meeting, at the direction of the board of directors or by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures that are provided in our By-Laws. To be timely, a nomination of a director by a stockholder or notice for business to be brought before an annual meeting by a stockholder must be delivered to the secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, for notice by the stockholder to be timely, it must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which notice of such annual meeting was mailed or public announcement of the date of such meeting is first made, whichever first occurs.
In the event a special meeting of stockholders is called for the purpose of electing one or more directors, any stockholder entitled to vote may nominate a person or persons as specified in our By-Laws, but only if the stockholder notice is delivered to the secretary at our principal executive offices not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the 10th day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.
Amendments to the Certificate of Incorporation and By-Laws
Our Certificate of Incorporation and By-Laws require an affirmative vote of two-thirds of the voting power of the outstanding shares to amend certain provisions of our Certificate of Incorporation or By-Laws, including the provisions relating to the ability of stockholders to call special meetings or act by written consent, the size of the board, filling vacancies on the board, indemnification of directors and officers, advance notice provisions and supermajority voting requirements.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" during the period of three years following the time the person becomes an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
No Cumulative Voting
The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties as directors. Our Certificate of Incorporation includes provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of our company, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Certificate of Incorporation also provides that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. We are also expressly authorized to carry directors' and officers' insurance to protect our company, our directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions in our Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director's duty of care. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding against any of our directors, officers or employees for which indemnification is sought.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock are generally available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum Provision
Our By-Laws provide that unless we consent in writing to an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of us, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of DPS to us or our stockholders, any action arising pursuant to any provision of the DGCL, or any action asserting a claim governed by the internal affairs doctrine.
STOCK EXCHANGE LISTING
Our common stock is listed on the New York Stock Exchange ("NYSE") under the ticker symbol "DPS."
TRANSFER AGENT AND REGISTRAR
Computershare Trust Company, N.A. ("Computershare") is the transfer agent and registrar for our common stock.
DIRECT REGISTRATION SYSTEM
Our common stock is registered in book-entry form through the direct registration system. Under this system, ownership of our common stock is reflected in account statements periodically distributed to stockholders by Computershare, our transfer agent, who holds the book-entry shares on behalf of our common stockholders.

DESCRIPTION OF DEBT SECURITIES
The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by us and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, the senior indenture between us and Wells Fargo Bank, N.A., as trustee, dated as of December 15, 2009, and in the case of subordinated debt securities, a subordinated indenture to be entered into between us and a trustee to be named therein. To the extent any of the debt securities will be guaranteed (the "Subsidiary Guarantees") by one or more of our subsidiaries (the "Subsidiary Guarantors"), the Subsidiary Guarantors guaranteeing such debt securities will enter into a supplemental indenture to the applicable indenture with us and the applicable trustee.
Because the following is only a summary of selected provisions of the indentures and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the base indentures and any supplemental indentures thereto or officer's certificate or board resolution related thereto. We urge you to read the indentures because the indentures, not this description, define the rights of the holders of the debt securities. The senior indenture is in, and the subordinated indenture will be substantially in, the forms incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").
Unless we inform you otherwise in the prospectus supplement, "Senior Debt" will mean all of our indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities.
In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to "we," "us" and "our" refer to Dr Pepper Snapple Group, Inc. only and not to any of its subsidiaries.
GENERAL
We may issue debt securities under the indentures from time to time in one or more series. Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither indenture limits the amount of other unsecured debt or securities that we may issue. We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated and form a single series with, such outstanding debt securities.
When we refer to "debt securities" or a "series of debt securities," we mean, respectively, debt securities or a series of debt securities issued under the applicable indenture. When we refer to a prospectus supplement, we mean the prospectus supplement describing the specific terms of the applicable debt security. The terms used in a prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.
The senior debt securities will constitute our senior unsecured indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness and senior in right of payment to all of our subordinated indebtedness outstanding from time to time. The senior debt securities will be effectively subordinated to, and thus have a junior position to, any secured indebtedness we may have with respect to the assets securing that indebtedness. The subordinated debt securities will constitute our unsecured and subordinated obligations and will rank junior to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.
The debt securities will be obligations of Dr Pepper Snapple Group, Inc., which is a holding company with no material operating assets, other than the stock of its subsidiaries and loans to subsidiaries. All of Dr Pepper Snapple Group, Inc.'s revenue and cash flow is generated through its subsidiaries. Accordingly, Dr Pepper Snapple Group, Inc.'s ability to make payments on its indebtedness, including the debt securities, and to fund its other obligations is dependent not only on the ability of its subsidiaries to generate cash, but also on the ability of its subsidiaries to distribute cash to it in the form of interest and principal payments on loans due to us, dividends, fees, interest, loans or otherwise. In addition, any debt securities will effectively rank junior to all liabilities of Dr Pepper Snapple Group, Inc.'s subsidiaries that do not guarantee the debt securities (excluding any amounts owed by such subsidiaries to us). Claims of creditors of Dr Pepper Snapple Group, Inc.'s subsidiaries that do not guarantee the debt securities generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of Dr Pepper Snapple Group, Inc.'s creditors, including holders of any debt securities. Accordingly, any debt securities will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.
Unless we inform you otherwise in the prospectus supplement, neither indenture will contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. In addition, unless we inform you otherwise in the prospectus supplement, the indentures will not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.
The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	whether the debt securities will be guaranteed by any of our subsidiaries and, if so, the names of the Subsidiary Guarantors;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•
whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders and the name of the depositary for the debt securities, if other than The Depository Trust Company ("DTC"), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt securities in book-entry form only;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the record dates for any such interest payments;

•	whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

•	the denominations in which we will issue the debt securities if other than $1,000 and integral multiples of $1,000 in excess thereof;

•	whether payments on the debt securities will be payable in foreign currency or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	whether the provisions described below under the heading "- Defeasance and Discharge" apply to the debt securities;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities;

•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.
We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material U.S. federal income tax consequences and other special considerations.
If we sell any of the debt securities for any foreign currency or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency.

CONSOLIDATION, MERGER OR SALE OF ASSETS
We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any person or persons in a single transaction or through a series of transactions, unless:

•
we are the successor or continuing entity or, if we are not the successor or continuing person, the resulting, surviving or transferee person (the "surviving entity") is a company organized and existing under the laws of the United States, any State thereof or the District of Columbia that expressly assumes all of our obligations under the debt securities and the indenture pursuant to a supplemental indenture executed and delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions, no event of default has occurred and is continuing; and

•
we or the surviving entity will have delivered to the trustee an officers' certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with the indenture.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the applicable indenture, the surviving entity will succeed to, and be substituted for, and may exercise every right and power of DPS under the applicable indenture with the same effect as if such surviving entity had been named as DPS. We will (except in the case of a lease) be discharged from all obligations and covenants under the applicable indenture and any debt securities issued thereunder.
Notwithstanding the foregoing, we may merge or consolidate into or with any of our subsidiaries.
SUBSIDIARY GUARANTEES
If specified in the prospectus supplement, one or more Subsidiary Guarantors will guarantee the debt securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantors with respect to that series of debt securities.
Subject to the limitations described below and in the applicable prospectus supplement, the Subsidiary Guarantors will, jointly and severally, fully, unconditionally and irrevocably guarantee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, interest and additional amounts, if any, on the debt securities and all of our other monetary obligations under the indentures.
The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.
In the case of subordinated debt securities, a Subsidiary Guarantor's Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the subordinated debt securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the subordinated debt securities are suspended by the subordination provisions of the subordinated indenture.
Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled upon payment in full of all guaranteed obligations under the indenture to contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment.
If a Subsidiary Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guarantee could be reduced to zero.
The Subsidiary Guarantee of a Subsidiary Guarantor will be automatically and unconditionally released and discharged, without the consent of the holders of our debt securities, and no further action by us, any Subsidiary Guarantor or the trustee shall be required for such release (unless we shall notify the Trustee that no release and discharge shall occur as a result thereof) upon:

•
the sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor to a person or entity other than us or any of our subsidiaries as permitted by the indenture; or

•
our exercise of our legal defeasance option under "- Defeasance and Discharge" or the discharge of our obligations under the applicable indenture in accordance with the terms of the applicable indenture.

If specified in the prospectus supplement, we will cause any of our subsidiaries that guarantees, directly or indirectly, any of our indebtedness (including any indebtedness under any Credit Agreement) to at the same time execute and deliver to the trustee a supplemental indenture pursuant to which such subsidiary will guarantee payment of the indenture. Thereafter, such subsidiary shall be a Subsidiary Guarantor for all purposes of such series until such Subsidiary Guarantee is released in accordance with the provisions of the applicable indenture.
"Credit Agreements" means the Existing Credit Agreement as such agreements may be amended, supplemented or otherwise modified from time to time, and any agreement, indenture or other documentation relating to extensions, refinancings, replacements or restructuring of the credit facilities governed by the Existing Credit Agreements, whether the same or any other agent, agents, lenders or group of lenders is or are parties thereto.
"Existing Credit Agreement" means the Credit Agreement, dated as of September 25, 2012, among the Company, the lenders and issuing banks party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and Deutsche Bank Securities Inc., as syndication agents, and Branch Banking and Trust Company, Credit Suisse AG, Cayman Islands Branch, HSBC Bank USA, N.A., Morgan Stanley Senior Funding, Inc., UBS Securities LLC and U.S. Bank National Association, as co-documentation agents, as supplemented by the first amendment to the credit agreement dated as of August 21, 2015.
EVENTS OF DEFAULT
Unless we inform you otherwise in the prospectus supplement, the following are events of default with respect to a series of debt securities:

•
our failure to pay any installment of interest on or any additional amounts with respect to any debt security of that series when due and such default continues for 30 days or longer, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

•
our failure to pay the principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

•	our failure to comply with the covenant prohibiting certain consolidations, mergers and sales of assets;

•
our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series issued under that indenture;

•
our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the subordinated indenture;

•
if any Subsidiary Guarantor has guaranteed the debt securities of such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable indenture) or any Subsidiary Guarantor or any person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable indenture);

•	specified events involving bankruptcy, insolvency or reorganization of DPS or certain of its significant subsidiaries; and

•	any other event of default provided for in that series of debt securities.
We may change, eliminate or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement. A default under one series of debt securities will not necessarily be a default under any other series.
If an event of default relating to certain events of our bankruptcy or insolvency occurs, all then outstanding debt securities of that series will become due and payable immediately without further action or notice. If any other event of default for any series of debt securities occurs and is continuing, the trustee may and, at the direction of the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, shall declare all of those debt securities to be due and payable immediately by notice in writing to us and, in case of a notice by holders, also to the trustee specifying the respective event of default and that it is a notice of acceleration.

Subject to certain limitations, holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the trustee in its exercise of any trust or power with respect to that series. The trustee may withhold from holders of the debt securities of any series notice of any continuing default or event of default for such series if it determines that withholding notice is in their interest, except a default or event of default relating to the payment of principal, interest, premium or additional amounts, if any.
Subject to the provisions of the applicable indenture relating to the duties of the trustee, in case an event of default for any series occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of debt securities of that series unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium or additional amounts, if any, or interest when due, no holder of debt securities of a series may pursue any remedy with respect to the indenture or the debt securities unless:

•	such holder has previously given the trustee notice that an event of default is continuing with respect to that series;

•	holders of at least 25% in aggregate principal amount of the debt securities of that series have requested the trustee to pursue the remedy;

•	such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

•	holders of a majority in aggregate principal amount of the debt securities of that series have not given the trustee a direction inconsistent with such request within such 60-day period.
Holders of a debt security are entitled at any time, however, to bring a lawsuit for the payment of money due on a debt security on or after its stated maturity (or, if a debt security is redeemable, on or after its redemption date).
The holders of a majority in aggregate principal amount of the debt securities of any series by notice to the trustee may, on behalf of the holders of all of the debt securities of that series, rescind an acceleration or waive any existing default or event of default for such series and its consequences under the indenture except a continuing default or event of default in the payment of interest, premium or additional amounts on, or the principal of, the debt securities. With respect to subordinated debt securities, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described below under "Subordination."
Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request for the trustee and how to declare or cancel an acceleration of the maturity.
We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any default or event of default, we are required within five business days to deliver to the trustee a statement specifying such default or event of default.
SUBORDINATION
Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if:

•	we fail to pay the principal, interest or premium on any Senior Debt when due; or

•
any other event of default (a "non-payment default") occurs with respect to any Senior Debt that we have designated, if the non-payment default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

Unless we inform you otherwise in the prospectus supplement, a non-payment default will prevent us from paying the subordinated debt securities only for up to 179 days after holders of the designated Senior Debt give the trustee for the subordinated debt securities notice of the non-payment default.
The subordination will not affect our obligation, which will be absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination will not prevent the occurrence of any default under the subordinated indenture.

Unless we inform you otherwise in the prospectus supplement, the subordinated indenture will not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.
MODIFICATION AND WAIVER
Except as provided below and in the indenture, each indenture and the debt securities issued under each indenture may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of each series affected by the change voting as separate classes for this purpose, and any existing default or event of default or compliance with any provision of the indenture or the debt securities may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities of each series affected by the waiver, voting as separate classes for this purpose, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.
Without the consent of each holder of debt securities of the series affected, an amendment, supplement or waiver may not (with respect to any debt securities of such series held by a non-consenting holder):

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal of any debt security or change its stated maturity, or alter the provisions relating to the redemption or repurchase of any debt securities;

•	reduce the rate of or change the time for payment of interest on any debt security;

•
waive a default or event of default in the payment of principal of, or interest or premium, or any additional amounts, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make payments on any debt security payable in currency other than as originally stated in the debt security;

•
make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, if any, on the debt securities;

•	waive a redemption payment with respect to any debt securities;

•	impair a holder's right to sue for payment of any amount due on its debt security;

•	release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture;

•	make any change in the preceding amendment, supplement and waiver provisions; or

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.
We may not amend the subordinated indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of Senior Debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such Senior Debt), except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of each affected series then outstanding, voting as separate classes, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.
Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

We and the trustee may supplement or amend each indenture or the debt securities without notice to or the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•
to provide for the assumption of our or any Subsidiary Guarantor's obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of our or any Subsidiary Guarantor's properties or assets, as applicable;

•	to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•
to add to our or any Subsidiary Guarantor's covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power herein conferred upon us or any Subsidiary Guarantor;

•	to add additional events of default with respect to all or any series of debt securities;

•
to change or eliminate any of the provisions of the indenture, provided that any such change or elimination will become effective only when there is no outstanding debt security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;

•
to supplement any provision of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities so long as any action does not adversely affect the interest of holders of securities of that or any other series in any material respect;

•	to add any Subsidiary Guarantor with respect to any series of debt securities or release any Subisidary Guarantor, in each case pursuant to the terms of the indenture;

•	to secure the debt securities;

•	to evidence and provide for the acceptance under the indenture of a successor trustee, each as permitted under the indenture; or

•
to conform the text of the indenture or any debt securities to the description thereof in any prospectus or prospectus supplement of DPS with respect to the offer and sale of such debt securities, to the extent that such provision is inconsistent with a provision of the indenture or the debt securities, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.
SPECIAL RULES FOR ACTION BY HOLDERS
Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.
In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.
DESFEASANCE AND DISCHARGE
Defeasance
When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee under an indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series ("legal defeasance"); or

•
we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series and other specified covenants under the applicable indenture, and the related events of default will no longer apply ("covenant defeasance").

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive. Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
Satisfaction and Discharge
An indenture will be discharged and will cease to be of further effect with respect to the debt securities of a series issued under that indenture, except for our obligation to register the transfer of and exchange debt securities of that series, when:

•	either:

◦
all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

◦
all debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and we or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of that series not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

•
no default or event of default has occurred and is continuing on the date of the deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we or any subsidiary is a party or by which we or any subsidiary is bound;

•	we or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

•
we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

In addition, we must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
GOVERNING LAW
New York law will govern the indentures and the debt securities.
THE TRUSTEE
Wells Fargo Bank, N.A. is the trustee under the senior indenture. Wells Fargo Bank, N.A. also serves as trustee under our supplemental indentures related to other senior securities that we have issued. We may have normal banking relationships with the trustee under the subordinated indenture in the ordinary course of business.
If the trustee becomes a creditor of DPS or any Subsidiary Guarantor, the applicable indenture will limit the right of the trustee to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign. The holders of a majority in aggregate principal amount of debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to that series, subject to certain exceptions. The indenture will provide that in case an event of default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holder of debt securities, unless such holder has offered to the trustee indemnity or security against loss, liability or expense satisfactory to the trustee in its sole discretion.
PAYMENTS AND PAYING AGENTS
Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner's right to receive payments will be governed by the rules and practices of the depositary and its participants.
Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment. For these purposes, unless we inform you otherwise in a prospectus supplement, a "business day" is any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment on the debt securities of that series are authorized or required by law to close. Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.
Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to a holder will be repaid to us. After that one-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.
REDEMPTION OR REPAYMENT
If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in the applicable prospectus supplement.
We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

NOTICES
Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.
BOOK-ENTRY; DELIVERY AND FORM
Unless we inform you otherwise in the prospectus supplement, any debt securities will be issued in registered, global form ("global debt securities"). The global debt securities will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, the global debt securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global debt securities may not be exchanged for definitive debt securities in registered certificated form ("certificated debt securities") except in the limited circumstances.
Transfers of beneficial interests in the global debt securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•
the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exchange or exercise of such warrants.

PLAN OF DISTRIBUTION
We may sell the offered securities in and outside the U.S. (1) through underwriters or underwriting syndicates led by one or more managing underwriters, (2) to or through brokers or dealers, (3) to or through agents, (4) directly to one or more purchasers, including our affiliates, (5) pursuant to delayed delivery contracts or forward contracts or (6) through a combination of any of these methods.
The prospectus supplement will set forth the terms of the offering and the method of distribution and will include the following information:

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.
SALE THROUGH UNDERWRITERS OR DEALERS
If we use underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of securities to the public. The underwriters will acquire the securities for their own account, and the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase the securities will be subject to conditions, and any underwritten offering may be on a best efforts or a firm commitment basis. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
SALES THROUGH AGENTS
We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
DIRECT SALES
We may sell the securities directly. In that event, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.
DELAYED DELIVERY OR FORWARD CONTRACTS
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers to purchase securities from us at the public offering price set forth in the prospectus under delayed delivery or forward contracts. These contracts would provide for payment and delivery on a specified date in the future at prices determined as described in the prospectus supplement. The prospectus supplement would describe the commission payable for solicitation of those contracts.

REMARKETING
We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.
DERIVATIVE TRANSACTIONS
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
GENERAL INFORMATION
In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers.
We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make because of those liabilities. Agents, dealers and underwriters, or their affiliates or associates, may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses. Each series of offered securities will be a new issue and, other than the common stock, which is listed on the NYSE, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.
In connection with an offering, certain persons participating in the offering may make a market in the securities or engage in transactions that stabilize, maintain or otherwise affect the market price of the offered securities. This may include, among other transactions, over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. As a result, the price of the securities may be higher than the price that might otherwise prevail in the open market. If these activities are commenced, these transactions may be discontinued at any time.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and in accordance therewith we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from commercial document retrieval services and at the worldwide web site maintained by the SEC at http://www.sec.gov. You may also inspect those reports, proxy statements and other information concerning us at the offices of the NYSE, 20 Broad Street, New York, New York 10005, on which shares of our common stock are currently listed.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours or one of our subsidiaries, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and all of its exhibits at the SEC's public reference room in Washington, D.C., as well as through the SEC's web site.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows information to be "incorporated by reference" into this prospectus, which means that important information can be disclosed to you by referring you to another document filed separately by us with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the following documents (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;

•
our Current Reports on Form 8-K filed with the SEC on January 25, 2016, February 11, 2016, May 19, 2016, May 20, 2016 and August 11, 2016, in each case other than information furnished under Items 2.02 or 7.01 of Form 8-K; and

•
the description of our common stock, par value $0.01 per share, under the heading "Description of Capital Stock," contained in our Preliminary Information Statement filed as Exhibit 99.1 to Amendment No. 5 to our Registration Statement on Form 10, filed with the SEC on April 22, 2008.

In addition, all documents that we file with the SEC on or after the date hereof under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) will be incorporated by reference until the offering or offerings to which this prospectus relates are completed.
You may obtain any of the documents incorporated by reference in this prospectus from the SEC as described under the heading "Where You Can Find More Information" above. You may also request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this document), at no cost by visiting our website at www.drpeppersnapplegroup.com or by writing or calling us at the following address and telephone number:
Dr Pepper Snapple Group, Inc.
5301 Legacy Drive
Plano, Texas 75024
Attn: Investor Relations
Telephone: (972) 673-7000
Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

LEGAL MATTERS
Baker Botts L.L.P., Dallas, Texas, will pass on the validity of the securities offered by this prospectus. Any underwriters, dealers or agents will be advised about legal matters relating to any offering by their own legal counsel, which will be named in the related prospectus supplement.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from Dr Pepper Snapple Group, Inc.'s Annual Report on Form 10-K and the effectiveness of Dr Pepper Snapple Group, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$                      s
$                        % SENIOR NOTES DUE 2021
$                        % SENIOR NOTES DUE 2023
$                        % SENIOR NOTES DUE 2027
$                        % SENIOR NOTES DUE 2046

____________________________
Prospectus Supplement
 December     , 2016
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